EXHIBIT 2(c)











                              TRANSACTION AGREEMENT

                            Dated as of July 12, 1998

                                 By and Between

                         THE BLACK & DECKER CORPORATION

                                       and

                                BUCHER HOLDING AG





















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                                TABLE OF CONTENTS


                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01      Definitions.........................................1

                                   ARTICLE II

                            TRANSACTIONS AND CLOSING

         Section 2.01      Closing Transactions................................1
         Section 2.02      Exchange Consideration..............................3
         Section 2.03      Closing.............................................3
         Section 2.04      Adjustments of Exchange Consideration...............4

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF BLACK & DECKER

         Section 3.01      Representations and Warranties of Black & Decker....5

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Section 4.01      Representations and Warranties of Buyer.............5

                                    ARTICLE V

                   COVENANTS AND AGREEMENTS OF BLACK & DECKER

         Section 5.01      Conduct of Business.................................6
         Section 5.02      Access to Information; Confidentiality..............7
         Section 5.03      Change of Lockbox Accounts..........................8
         Section 5.04      Access to Information; Cooperation After Closing....8
         Section 5.05      Maintenance of Insurance Policies...................9
         Section 5.06      Noncompetition......................................9
         Section 5.07      Third Party's Consent and Notification to Third
                           Parties............................................10


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                                   ARTICLE VI

                        COVENANTS AND AGREEMENTS OF BUYER

         Section 6.01      Confidentiality....................................10
         Section 6.02      Provision and Preservation of and Access to
                           Certain Information; Cooperation...................10
         Section 6.03      Insurance; Financial Support Arrangements..........11
         Section 6.04      Use of Intellectual Property.......................13
         Section 6.05      Certain Environmental Investigations...............13

                                   ARTICLE VII

                     COVENANTS AND AGREEMENTS OF THE PARTIES

         Section 7.01      Further Assurances.................................14
         Section 7.02      Certain Filings; Consents..........................14
         Section 7.03      Public Announcements...............................14
         Section 7.04      Intellectual Property..............................14
         Section 7.05      Filings............................................15
         Section 7.06      Legal Privileges...................................15
         Section 7.07      Taxes..............................................15
         Section 7.08      Currency Hedge Contracts...........................18
         Section 7.09      Restructuring Costs................................20

                                  ARTICLE VIII

                     EMPLOYEES AND EMPLOYEE BENEFIT MATTERS

         Section 8.01      Employees and Employee Benefit Matters.............20

                                   ARTICLE IX

                              CONDITIONS TO CLOSING

         Section 9.01      Conditions to the Obligations of Each Party........20
         Section 9.02      Conditions to Obligation of Buyer..................21
         Section 9.03      Conditions to Obligation of Black & Decker.........21
         Section 9.04      Updated Disclosure Schedules.......................22
         Section 9.05      Effect of Waiver...................................22


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                                    ARTICLE X

                            SURVIVAL; INDEMNIFICATION

         Section 10.01     Survival...........................................22
         Section 10.02     Indemnification....................................23
         Section 10.03     Procedures.........................................25
         Section 10.04     Limitations........................................27

                                   ARTICLE XI

                                   TERMINATION

         Section 11.01     Termination........................................28
         Section 11.02     Effect of Termination..............................29

                                   ARTICLE XII

                                  MISCELLANEOUS

         Section 12.01     Notices............................................29
         Section 12.02     Amendments; Waivers................................30
         Section 12.03     Expenses; Taxes....................................31
         Section 12.04     Successors and Assigns.............................31
         Section 12.05     Disclosure.........................................31
         Section 12.06     Construction.......................................32
         Section 12.07     Entire Agreement...................................32
         Section 12.08     Governing Law......................................32
         Section 12.09     Counterparts; Effectiveness........................32
         Section 12.10     Jurisdiction.......................................33
         Section 12.11     Severability.......................................34
         Section 12.12     Bulk Sales.........................................34



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                                    EXHIBITS


EXHIBIT A                  Definitions

EXHIBIT B                  Representations and Warranties of Black & Decker

EXHIBIT C                  Representations and Warranties of Buyer

EXHIBIT D                  Employees and Employee Benefit Matters



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                                   ATTACHMENTS


Attachment I               Glass Machinery Units, Methods of Sale and Sellers

Attachment II              Form of Supplemental Agreements

Attachment III             Form of Trademark Agreement

Attachment IV              Exchange Consideration Allocation Schedule

Attachment V               Conduct of Business Pending Closing

Attachment VI              List of Hedge Contracts

Attachment VII             Consents and Approvals Required Prior to Closing

Attachment VIII            Form of Assignment of United States Trademarks,
                           Trademark Registrations and Applications for
                           Registration

Attachment IX              Glass Machinery Financial Statements

Attachment X               Form of Assignment of Foreign Trademarks, Trademark
                           Registrations and Applications for Registration

Attachment XI              Form of Assignment of United States Patents and
                           Patent Applications

Attachment XII             Form of Assignment of Foreign Patents and
                           Applications for Patents

Attachment XIII            Special Purpose Financial Statements (3/22/98)

Attachment XIV             Form of Services Agreement

Attachment XV              List of Glass Machinery Business Intellectual
                           Property that is Registered or Subject to an Application for Registration

Attachment XVI             List of Certain Active Employees

Attachment XVII            Opinion of Counsel

Attachment XVIII           Agreements Relating to the Determination of the
                           Proposed Net Tangible Asset Amount and the Final Net
                           Tangible Asset Amount







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                                      -1-


                              TRANSACTION AGREEMENT


         This Transaction Agreement (together with the Exhibits, Schedules and Attachments hereto, this "Agreement") is made as of the 12th day of July, 1998, by and among The Black & Decker Corporation, a Maryland corporation ("Black & Decker"), and Bucher Holding AG, a Swiss corporation ("Buyer").

                              W I T N E S S E T H:

         WHEREAS, Black & Decker, through certain of its direct and indirect Subsidiaries, is engaged in the Glass Machinery Business;

         WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, Black & Decker desires to cause each Seller of Transferred Assets to transfer substantially all of the assets held, owned or used by it to conduct the Glass Machinery Business and to assign certain liabilities associated with the Glass Machinery Business, to a Buyer Company, and to cause each Seller of Shares to transfer such Shares to a Buyer Company;

         WHEREAS, Buyer desires to receive or to cause a Buyer Company to receive such assets and shares and to assume such liabilities; and

         WHEREAS, in connection with the sale of the Glass Machinery Business by Black & Decker to Buyer, Black & Decker and Buyer desire to enter into certain agreements and arrangements ancillary to such sale;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01 Definitions. Capitalized terms used in this Agreement shall have the meanings specified in this Agreement or in Exhibit A.

                                   ARTICLE II

                            TRANSACTIONS AND CLOSING

         Section 2.01 Closing Transactions. Upon the terms and subject to the conditions set forth in this Agreement, the parties agree that at the Closing, among other things:






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                                      -2-


                  (i) Black & Decker will cause each Seller of Transferred Assets as listed on Attachment I to transfer to a Buyer Company designated by Buyer all Transferred Assets of such Seller and such Buyer Company will assume all Assumed Liabilities of such Seller in accordance with this Agreement;

                  (ii) to effect the transfer of the Transferred Assets and the assumption of the Assumed Liabilities contemplated by the foregoing clause (i), each Seller of Transferred Assets and a Buyer Company shall execute and deliver (a) a Supplemental Asset Sale Agreement and all exhibits, schedules and attachments thereto, substantially in the form attached hereto as Attachment II and modified to the extent necessary to comply with the laws of, and to ensure its enforceability in, the nation in which each Glass Machinery Unit to which such Supplemental Asset Sale Agreement relates is located, in a manner which as closely comports with the intent of the provisions of this Agreement, the Supplemental Asset Sale Agreement and all exhibits, schedules and attachments thereto as is permitted by such laws and (b) the Intellectual Property Assignment Agreements;

                  (iii) Black & Decker will cause each Seller of Shares as listed on Attachment I to transfer to Buyer or a Buyer Company designated by Buyer all Shares of such Seller;

                  (iv) to effect the transfer of the Shares contemplated by the foregoing clause (iii) and the transfer and assignment of Excluded Assets and Excluded Liabilities from a Glass Machinery Share Company to the Seller of the Shares thereof, each Seller of Shares and a Buyer Company shall execute and deliver a Supplemental Share Sale Agreement and all exhibits, schedules and attachments thereto, substantially in the form attached hereto as Attachment II and modified to the extent necessary to comply with the laws of, and to ensure its enforceability in, the nation in which each Glass Machinery Company to which such Supplemental Share Sale Agreement relates is organized, in a manner which as closely comports with the intent of the provisions of this Agreement, the Supplemental Share Sale Agreement and all exhibits, schedules and attachments thereto as is permitted by such laws;

                  (v) to effect the license of certain rights in respect of certain Intellectual Property, Black & Decker and Buyer shall execute the Trademark Agreement substantially in the form contemplated by Attachment III to this Agreement;

                  (vi) Black & Decker and Buyer shall execute and deliver the Services Agreement substantially in the form contemplated by Attachment XIV of this Agreement;

                  (vii) Buyer shall pay and deliver to Black & Decker, for its own account and as agent for the Sellers on account of the Adjusted Purchase Price, the amount of $178,656,000 in immediately available funds by wire transfer to one single account designated by Black & Decker (which account shall be designated by Black & Decker by written notice to Buyer at least two Business Days prior to the Closing Date, or such shorter notice as Buyer shall agree to accept);




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                                      -3-


                  (viii) Black & Decker shall deliver resignation letters of the members of the boards of directors or the manager board (in case of the S.r.l.) of the Glass Machinery Share Companies in accordance with the instructions of Buyer provided that Black & Decker shall not be required to take such action with respect to any such individual who is an Active Employee of a Glass Machinery Unit;

                  (ix) Black & Decker shall deliver to Buyer a legal opinion substantially in the form of Attachment XVII; and

                  (x) Except as otherwise provided in the Transaction Documents, Black & Decker and its Affiliate and each of the Glass Machinery Units shall mutually terminate all agreements between Black & Decker or any of its Affiliates, on the one hand, and a Glass Machinery Unit, on the other hand, except that Black & Decker and its Affiliates shall assign to Buyer Companies designated by Buyer the following agreements:
         License Agreement For Patents and Technical Information dated September 30, 1991; Management Services and Technical Assistance Agreement dated January 1, 1993; General Agency Agreement dated November 1, 1964; and Technical Assistance and License Agreement dated August 31, 1968, in each case as amended through the Closing Date.

         Section 2.02 Exchange Consideration.

         (a) The consideration to be paid to Black & Decker and the Sellers for the Transferred Assets and the Shares (the "Exchange Consideration") shall consist of the following:

                  (i) subject to adjustment in accordance with Section 2.04, $194,000,000 in cash (as so adjusted, the "Adjusted Purchase Price"); and

                  (ii)  the  assumption  by  Buyer   Companies  of  the  Assumed
         Liabilities in accordance with the Transaction Documents.

         (b) The Exchange Consideration shall be allocated to and among the respective Transferred Assets and the Shares as set forth in Attachment IV to this Agreement. Black & Decker and Buyer agree that the allocation of the Exchange Consideration has been negotiated by them and is consistent with the value of the Transferred Assets and the Shares and in accordance with the principles of Section 1060 of the Code and the regulations thereunder. Black & Decker and Buyer agree that they shall use the allocation of the Exchange Consideration reflected in Attachment IV to this Agreement in any Tax Returns filed with any U.S. Tax Authority or other reports that deal with the Contemplated Transactions and are filed with any U.S. Tax Authority.

         Section 2.03 Closing. The closing (the "Closing") of the Contemplated Transactions shall take place at the offices of Homburger Rechtsanwaelte, Weinbergstrasse 56/58, 8006 Zurich, Switzerland, on the tenth Business Day following the satisfaction or waiver (by the party entitled


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                                      -4-


to waive the condition) of all conditions to the Closing set forth in Article IX, or at such other time and place as the parties to this Agreement may agree, but no later than December 31, 1998. The Closing will occur at 3:00 p.m. on the Closing Date.

         Section 2.04 Adjustments of Exchange Consideration.

         (a) Promptly following the Closing Date, but in no event later than 60 days after the Closing Date, Black & Decker shall, at its expense, with the assistance of Buyer prepare and submit to Buyer a combined statement of net tangible assets setting forth, in reasonable detail, Black & Decker's calculation of the Net Tangible Assets consistent with the Opening Statement and in accordance with Note 12 thereto of the Glass Machinery Business as of the close of business on the day prior to the Closing Date (the "Proposed Final Net Tangible Asset Amount"). In the event Buyer disputes the correctness of the Proposed Final Net Tangible Asset Amount, Buyer shall notify Black & Decker of its objections within 45 days after receipt of Black & Decker's calculation of the Proposed Final Net Tangible Asset Amount and shall set forth, in writing and reasonable detail, the reasons for Buyer's objections. If Buyer fails to deliver such notice of objections within such time, Buyer shall be deemed to have accepted Black & Decker's calculation. To the extent Buyer does not object, in writing and in reasonable detail as required and within the time period contemplated by this Section 2.04(a) to a matter in the combined statement of net tangible assets prepared and submitted by Black & Decker, Buyer shall be deemed to have accepted Black & Decker's calculation and presentation in respect of the matter and the matter shall not be considered to be in dispute. Black & Decker and Buyer shall endeavor in good faith to resolve any disputed matters within 20 days after Black & Decker's receipt of Buyer's notice of objections. If they are unable to do so, Black & Decker and Buyer shall select an independent "big five" accounting firm (other than Ernst & Young LLP or
PricewaterhouseCoopers) to resolve the matters in dispute (in a manner consistent with Section 2.04(b) and with any matters not in dispute), and the determination of such firm in respect of the correctness of each matter remaining in dispute shall be conclusive and binding on Black & Decker and Buyer. The Net Tangible Assets of the Glass Machinery Business as of the close of business on the day prior to the Closing Date, as finally determined pursuant to this Section 2.04(a) (whether by failure of Buyer to deliver notice of objection, by agreement of Black & Decker and Buyer or by determination of the independent accountants selected as set forth above), is referred to herein as the "Final Net Tangible Asset Amount."

         (b) The Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount shall be determined in accordance with the accounting principles, policies, practices and methods utilized in the preparation of the Opening Statement, as disclosed in the notes to the Opening Statement, except as otherwise set forth in Note 12 to the Opening Statement and in Attachment XVIII hereto.

         (c) If the Final Net Tangible Asset Amount is greater than $72,665,000], the difference shall be paid to Black & Decker by Buyer with simple interest thereon from the Closing Date to the date of payment at a floating rate per annum equal to the per annum interest rate announced from time to time by Citibank, N.A. as its prime rate in effect. If the Final Net Tangible Asset Amount is less than $72,665,000, the difference shall be paid to Buyer by Black & Decker with simple interest thereon from the Closing Date to the date of payment at a floating rate per annum equal to the per annum interest rate announced from time to time by Citibank, N.A. as its prime rate in effect. Such payment shall be made in immediately available funds in U.S. dollars not later than five Business Days after the determination of the Final Net Tangible Asset Amount by wire transfer to a bank account designated in writing by the party entitled to receive the payment.

         (d) Black & Decker shall make available and shall cause Ernst & Young LLP to make available, in accordance with reasonable and customary practices and professional standards and subject to such reasonable conditions as Ernst & Young LLP shall impose, the books, records, documents and work papers underlying the preparation and review of the Opening Statement and the calculation of the Proposed Final Net Tangible Asset Amount. Buyer shall make available and shall cause PricewaterhouseCoopers to make available, in accordance with reasonable and customary practices and professional standards and subject to such reasonable conditions as PricewaterhouseCoopers shall impose, the books, records, documents and work papers created or prepared by or for Buyer in connection with the review of the Proposed Final Net Tangible Asset Amount and the other matters contemplated by Section 2.04(a).

         (e) The fees and expenses, if any, of the accounting firm selected to resolve any disputes between Black & Decker and Buyer in accordance with Section 2.04(a) shall be paid one-half by Black & Decker and one-half by Buyer.

         (f) On the date that the payment due under Section 2.04(c) is due, Buyer shall pay to Black & Decker the sum of $15,344,000 with simple interest thereon from the Closing Date to the date of payment at a floating rate per annum equal to the per annum interest rate announced from time to time by Citibank, N.A. as its prime rate in effect. Such payment shall be made in immediately available funds in U.S. dollars not later than five (5) Business Days after the determination of the Final Net Tangible Asset Amount by wire transfer to a bank account designated in writing by Black & Decker.


                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF BLACK & DECKER

         Section 3.01 Representations and Warranties of Black & Decker. Black & Decker represents and warrants to Buyer as set forth in Exhibit B.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Section 4.01 Representations and Warranties of Buyer. Buyer represents and warrants to Black & Decker as set forth in Exhibit C.

                                    ARTICLE V

                   COVENANTS AND AGREEMENTS OF BLACK & DECKER

         Section 5.01 Conduct of Business. Except (a) with the written consent of Buyer (which consent shall not be unreasonably withheld or delayed), (b) as set forth in Attachment V, (c) as permitted below or required by Applicable Law,
(d) in accordance with the terms and conditions of Contracts in existence on the date of this Agreement, (e) in accordance with the terms of this Agreement, or
(f) with respect to Excluded Assets and Excluded Liabilities, from the date of this Agreement until the Closing Date, the Glass Machinery Units shall conduct the Glass Machinery Business in all material respects in accordance with the historical and customary operating practices relating to the conduct of the Glass Machinery Business (to the extent such practices are reasonable commercial practices) and shall use reasonable efforts to preserve intact the Glass Machinery Business and the relationships of the Glass Machinery Units with third parties in connection with the Glass Machinery Business, and the Glass Machinery Units shall not:

                  (i) make any capital expenditure, or group of related capital expenditures relating to the Glass Machinery Business in excess of $500,000;

                  (ii) sell or dispose of more than an aggregate of $500,000 of assets that (1) would constitute Transferred Assets if owned, held or used by any Seller of Transferred Assets on the Closing Date or (2) are owned on the date of this Agreement by a Glass Machinery Share Company (in either case, other than the sale of Inventory (including obsolete Inventory whether or not in the ordinary course of business), and any sale made in the ordinary course of business);

                  (iii) sell, transfer, license or otherwise dispose of, any Intellectual Property used exclusively in the Glass Machinery Business other than implied licenses of Intellectual Property in connection with the sale of products of the Glass Machinery Business;

                  (iv) terminate the coverage of any policies of title, liability, fire, workers' compensation, property and any other form of insurance covering the operations of the Glass Machinery Business, except where the termination could not reasonably be expected to have a Material Adverse Effect on the Glass Machinery Business;

                  (v) settle any lawsuit or claim if such settlement imposes a material continuing non-monetary obligation on the Glass Machinery Business, any of the Transferred Assets or any Glass Machinery Share Company;

                  (vi) grant any new or modified severance or termination arrangement or increase or accelerate in any material respect any payable under the severance or termination pay policies in effect on the date of this Agreement with respect to any Transferred Employee;

                  (vii) except as otherwise may be permitted or required by this Agreement or Applicable Law, adopt or amend in any material respect any Employee Plan or Benefit Arrangement in respect of any Transferred Employee or, other than compensation increases in the ordinary course of business, with respect to any Transferred Employee at a level of Vice President or above increase the compensation or fringe of such Transferred Employee or pay any benefit not required by any Employee Plan or Benefit Arrangement with respect to such Transferred Employee; or

                  (viii) enter into any new collective bargaining agreements or extend any existing collective bargaining agreement except that Emhart Glass Machinery (U.S.) Inc. may enter into a new collective bargaining agreement with the union that represents the unionized employees of the Hartford Division substantially on the terms set forth on Attachment V.

         Section 5.02 Access to Information; Confidentiality.

         (a) Except as may be necessary to comply with any Applicable Laws and subject to any reasonably applicable privileges (including, without limitation, the attorney-client privilege), from the date of this Agreement until the
Closing  Date,  the  Glass   Machinery  Units  shall  (i)  give  Buyer  and  its
Representatives reasonable access to the records of the Glass Machinery Units relating to the Glass Machinery Business during normal business hours and upon reasonable prior notice, (ii) give Buyer and its Representatives reasonable access to any facilities the possession of which will be transferred, directly or indirectly, to Buyer at Closing during normal business hours and upon reasonable prior notice for the purpose of Buyer's conduct of an environmental audit of such facilities or documentary due diligence, (iii) furnish to Buyer and its Representatives such financial and operating data and other information relating to the Glass Machinery Business as Buyer may reasonably request and
(iv) instruct the employees and Representatives of the Glass Machinery Units to provide reasonable cooperation to Buyer in its investigation of the Glass Machinery Business. Without limiting the generality of the foregoing, subject to the limitations set forth in the first sentence of this Section 5.02(a), from the date of this Agreement to the Closing Date Black & Decker shall (i) use reasonable commercial efforts to enable Buyer and its Representatives to conduct, at Buyer's expense, business and financial reviews, investigations and studies as to the operation of the Glass Machinery Business, including any tax, operating or other efficiencies that may be achieved and (ii) give Buyer and its Representatives access upon reasonable request to information relating to the Glass Machinery Business of the type and with the same level of detail as in the ordinary course of business currently is being made available to the president or chief financial officer of the Glass Machinery Business. Notwithstanding the foregoing, neither Buyer nor its Representatives shall have access to personnel records of any the Glass Machinery Units relating to individual performance or evaluation records, medical histories or other information that in Black &
Decker's good faith opinion is sensitive or the disclosure of which could subject any the Glass Machinery Units to risk of liability.

         (b) For a period of two years after the Closing Date, Black & Decker and its Subsidiaries will treat and hold as confidential, any confidential information relating primarily to the operations or affairs of the Glass Machinery Business. For a period of five years after the Closing Date, Black & Decker and its Subsidiaries will not disclose any confidential information that includes technical (including without limitation Intellectual Property) or marketing information to a Competing Business for a period of five (5) years after the Closing Date. In the event any such Person is requested or required (by oral or written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process or by Applicable Law) to disclose any such confidential information, then Black & Decker shall notify Buyer promptly of the request or requirement so that Buyer, at its expense, may seek an appropriate protective order or waive compliance with this Section 5.02(b). If, in the absence of a protective order or receipt of a waiver hereunder, any such Person is, on the advice of counsel, compelled to disclose such confidential information such Person may so disclose the confidential information, provided that such Person shall use its reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such confidential information. The provisions of this Section
5.02(b) shall not be deemed to prohibit the disclosure of confidential information relating to the operations or affairs of the Glass Machinery Business by Black & Decker or any of its Subsidiaries to the extent reasonably required (i) to prepare or complete any required Tax Returns or financial statements, (ii) in connection with audits or other proceedings by or on behalf of a Governmental Authority, (iii) in connection with any insurance or claims,
(iv) to the extent necessary to comply with any Applicable Laws, (v) to provide services to any Buyer Company in accordance with the terms and conditions of any of the Transaction Documents or (vi) in connection with any other similar administrative functions in the ordinary course of business. Notwithstanding the foregoing, the provisions of this Section 5.02(b) shall not apply to information that (i) is or becomes publicly available other than as a result of a disclosure by Black & Decker or any of its Subsidiaries, (ii) is or becomes available to Black & Decker or any of its Subsidiaries on a non-confidential basis from a source that, to Black & Decker's knowledge, is not prohibited from disclosing such information by a legal, contractual or fiduciary obligation or (iii) is or has been independently developed by a Black & Decker or any of its Subsidiaries (other than solely for the Glass Machinery Business) after the Closing Date.

         Section 5.03 Change of Lockbox Accounts. Immediately after the Closing, Black & Decker shall take such steps as Buyer may reasonably request to cause Buyer to be substituted as the sole party having control over any lockbox or similar bank account maintained exclusively by the Glass Machinery Business to which customers of the Glass Machinery Business directly make payments in respect of the Glass Machinery Business or to direct the bank at which any such lockbox or similar account is maintained to transfer any payments made thereto to an account established by Buyer.

         Section 5.04 Access to Information; Cooperation After Closing. On and after the Closing Date and subject to any applicable privileges (including, without limitation, the attorney-client privilege), Black & Decker shall, and shall cause each of its Subsidiaries to, at their expense (i) afford Buyer and its Representatives reasonable access upon reasonable prior notice during normal business hours, to all employees, offices, properties, agreements, records and books retained by Black & Decker and its Subsidiaries to the extent relating to the conduct of the Glass Machinery Business prior to the Closing and (ii) cooperate fully with Buyer with respect to matters relating to the conduct of the Glass Machinery Business prior to the Closing, including, without limitation, in the defense or pursuit of any Transferred Asset or Assumed Liability or any claim or action that relates to occurrences involving the Glass Machinery Business prior to the Closing Date.

         Section 5.05 Maintenance of Insurance Policies. Except as otherwise provided in Exhibit D, on and after the date of this Agreement and until the Closing Date, Black & Decker shall not take or fail to take any action if such action or inaction, as the case may be, would adversely affect the applicability of any insurance (including reinsurance) in effect on the date of this Agreement that covers all or any part of (i) the assets that would constitute Transferred Assets if owned, held or used by any Seller of Transferred Assets on the Closing Date, (ii) the assets (other than Excluded Assets) of a Glass Machinery Share Company, (iii) the Glass Machinery Business or (iv) the Transferred Employees. Except as otherwise provided in Exhibit D or as may otherwise be agreed in writing by the parties, Black & Decker shall not have any obligation to maintain the effectiveness of any such insurance policy after the Closing Date or to make any monetary payment in connection with any such policy.

         Section 5.06 Noncompetition.

         (a) Black & Decker covenants and agrees, as an inducement to Buyer to enter into this Agreement and to consummate the Contemplated Transactions, that for a period of five years following the Closing Date neither Black & Decker nor any of its Subsidiaries (for so long but only for so long as it remains a Subsidiary of Black & Decker) will, directly or indirectly, carry on or participate in the ownership, management or control of any business enterprise that is engaged in the Glass Machinery Business (a "Competing Business").

         (b) Nothing contained in this Section 5.06 shall limit or restrict the right of Black & Decker or any of its subsidiaries to hold and make investments in securities of any Person that has securities listed on a national securities exchange or admitted to trading privileges thereon or actively traded in a generally recognized over-the-counter market, provided that the aggregate equity interest therein of Black & Decker and any of its Subsidiaries does not exceed five percent of the outstanding shares or interests in such Person at the time of their investment therein.

         (c) Notwithstanding any provisions of this Section 5.06 to the contrary, if Black & Decker or any of its Subsidiaries acquires the assets or securities of any Person that is engaged in a Competing Business, such acquisition shall not be deemed to be in violation of this Section 5.06, provided that (A) (i) at the time of acquisition the Competing Business represents less than one-third of the gross revenues of the acquired Person for the acquired Person's most recently completed fiscal year and (ii) Black & Decker and its Subsidiaries use reasonable commercial efforts to divest the operations of such Competing Business subsequent to such acquisition, or (B) at the time of acquisition the Competing Business represents less than five percent of the gross revenues of the acquired Person for the acquired Person's most recently completed fiscal year.

         (d) Black & Decker recognizes and agrees that a breach by it or any of its Subsidiaries of any of the covenants and agreements in this Section 5.06 could cause irreparable harm to Buyer, that Buyer's remedies at law in the event of such breach would be inadequate, and that, accordingly, in the event of such breach a restraining order or injunction or both may be issued against Black & Decker or any of its Subsidiaries in addition to any other rights and remedies that may be available to Buyer under Applicable Law. If this
Section 5.06 is more restrictive than permitted by the Applicable Laws of the jurisdiction in which Buyer seeks enforcement hereof, this Section 5.06 shall be limited to the extent required to permit enforcement under such Applicable Laws.

         Section 5.07 Third Party's Consent and Notification to Third Parties. Black & Decker shall undertake all actions which are reasonably required to obtain the consents from, or to make the notifications to be made to, third parties which are listed in Schedule B.06.

                                   ARTICLE VI

                        COVENANTS AND AGREEMENTS OF BUYER

         Section 6.01 Confidentiality. Buyer agrees that all information provided or otherwise made available in connection with the Contemplated Transactions, to Buyer or any of its Representatives shall be treated as if provided under the Confidentiality Agreement which shall continue in effect for such purpose following the signing of this Agreement. This confidentiality undertaking shall terminate (a) upon Closing with respect to all information regarding the Glass Machinery Business and (b) on the second anniversary of the Closing with respect to all other information provided or otherwise made available in connection with the Contemplated Transactions to Buyer or any of its Representatives. Nothing in this Section 6.01, however, shall limit or otherwise restrict the applicability of any other confidentiality or similar provisions included in the Transaction Documents.

         Section 6.02 Provision and Preservation of and Access to Certain Information; Cooperation.

         (a) Prior to the Closing Date, Buyer shall provide to Black & Decker promptly upon its receipt thereof copies of all environmental audit and similar reports with respect to facilities the possession of which will be transferred, directly or indirectly, to Buyer at the Closing. Buyer shall provide to Black & Decker a copy of all sampling results, boring logs, analyses and other data and reports regarding any environmental review conducted by Buyer immediately upon obtaining them.

         (b) On and after the Closing Date, Buyer shall preserve all books and records of the Glass Machinery Business for a period of six years commencing on the Closing Date (or in the case of books and records relating to Tax, employment and employee matters, for so long as required by Applicable Law), and thereafter for an additional four years, not destroy or dispose of such records without giving notice to Black & Decker of such pending disposal and offering Black & Decker such records. In the event Black & Decker has not requested such materials within 90 days following the receipt of notice from Buyer, Buyer may proceed to destroy or dispose of such materials without any liability.

         (c) From and after the Closing Date and subject to any applicable privileges (including, without limitation, the attorney-client privilege), Buyer shall at its expense (i) afford Black & Decker and its Representatives reasonable access upon reasonable prior notice during normal business hours, to all employees, offices, properties, agreements, records, books and affairs of Buyer, and provide copies of such information concerning the Glass Machinery Business as Black & Decker may reasonably request for any proper purpose, including, without limitation, in connection with the matters contemplated by
Section 2.04, pre-closing hazardous waste manifests, the preparation of any Tax Returns, in connection with any judicial, quasi-judicial, administrative, Tax, audit or arbitration proceeding, in connection with the preparation of any financial statements or reports and in connection with the defense of any claims or allegations that relate to or may relate to Excluded Liabilities and (ii) cooperate fully with Black & Decker for any proper purpose, including, without limitation, the defense of or pursuit of any Excluded Liability, Excluded Asset or Indemnified Claim, or any claim or action that relates to an Excluded Liability, Excluded Asset or Indemnified Claim.

         Section 6.03 Insurance; Financial Support Arrangements.

         (a) Buyer acknowledges and agrees that as of the Closing Date, neither the Buyer Companies, the Glass Machinery Share Companies, the Glass Machinery Business, any property owned or leased by any of the foregoing nor any of the directors, officers, employees (including, without limitation, the Transferred Employees) or agents of any of the foregoing will be insured under any insurance policies maintained by Black & Decker or any of its Affiliates, except (i) in the case of certain claims made policies, to the extent that a claim has been reported as of the Closing Date, (ii) in the case of a policy that is an occurrence policy, to the extent the accident, event or occurrence that results in an insurable loss occurs prior to the Closing Date and has been, is or will be reported or noticed to the respective carrier by a Glass Machinery Unit or Buyer in accordance with the requirements of such policies (which claims Black & Decker shall, at Buyer's cost and expense, pursue diligently on Buyer's behalf and the net proceeds of which claims (except to the extent they relate to Excluded Liabilities) shall be remitted promptly to Buyer upon receipt thereof), and (iii) as otherwise provided in Exhibit D or agreed to in writing by the parties. Except as otherwise provided in Exhibit D or as otherwise may be agreed to in writing by the parties, from and after the Closing Date, Black & Decker shall have no obligation of any kind to maintain any form of insurance covering any of the Glass Machinery Units or all or any part of the Transferred Assets, the Glass Machinery Business or the Transferred Employees, provided that Black & Decker shall reasonably cooperate with the Buyer to permit the Glass Machinery Business to have the benefit of reasonable uninterrupted insurance coverage.

         (b) From and after the Closing Date, Buyer agrees to reimburse Black & Decker within 30 days of receipt of an invoice for any self insurance, retention, deductible, retrospective premium, cash payment for reserves calculated or charged on an incurred loss basis and similar items, including but not limited to associated administrative expenses and allocated loss adjustment or similar expenses (collectively, "Insurance Liabilities") allocated to the Glass Machinery Business by Black & Decker and Black & Decker agrees to pay to Buyer any refunds or credits with respect to such items on a basis consistent with past practices resulting from or arising under any and all current or former insurance policies maintained by Black & Decker or any of its Affiliates to the extent that (i) such Insurance Liabilities relate to or arise out of Assumed Liabilities, liabilities (other than Excluded Liabilities) of a Glass Machinery Share Company or any activities of Buyer, (ii) relate to a period prior to the Closing and (iii) the past practices reasonably conform with arms' length principles. Buyer agrees that, to the extent any of the insurers under the insurance policies, in accordance with the terms of the insurance policies, requests or requires collateral, deposits or other security to be provided with respect to claims made against such insurance policies relating to or arising from such Insurance Liabilities, Buyer shall provide the collateral, deposits or other security or, upon request of Black & Decker, will replace any collateral, deposits or other security provided by Black & Decker or any of its Affiliates.

         (c) Buyer agrees that, for a period of six years commencing on the Closing Date, to the extent it maintains product liability or similar insurance coverage, Buyer will (at Black & Decker's cost to the extent of any additional cost therefor, provided that, in the event there will be such a cost, Buyer will give Black & Decker a reasonable period of time to determine whether it desires to incur such cost before Buyer commits to such coverage with respect to Black & Decker) include Black & Decker and its Affiliates as additional insureds/loss payees on any such policies in respect of which Black & Decker or its Affiliates has or may have an insurable interest with respect to the Glass Machinery Business, the Transferred Assets, any of the Assumed Liabilities or any facilities the possession of which will be transferred, directly or indirectly, to Buyer at the Closing.

         (d) Buyer agrees that, not later than December 31, 1998, and in a manner reasonably satisfactory to Black & Decker, Buyer shall in good faith seek to release Black & Decker and its Affiliates from all obligations under all Financial Support Arrangements maintained by Black & Decker or any of its Affiliates in connection with the Glass Machinery Business; provided that this obligation to release shall extend only to Financial Support Arrangements which are listed in paragraph (a)(v) of Schedule B.12.

         (e) If, at any time after the Closing Date, (i) any amounts are drawn on or paid under any Financial Support Arrangement referred to in Section 6.03(d) where Black & Decker or any of its Affiliates is obligated to reimburse the Person making such payment or (ii) Black & Decker or any of its Affiliates pays any amounts under, or any fees, costs or expenses relating to, any such Financial Support Arrangement, Buyer shall pay Black & Decker such amounts promptly after receipt from Black & Decker of notice thereof accompanied by written evidence of the underlying payment obligation.

         (f) In the event that Buyer fails to ensure that Black & Decker and its Affiliates are unconditionally released from all obligations under the Financial Support Arrangements referred to in Section 6.03(d) not later than December 31, 1998, Buyer shall either (i) promptly deposit with Black & Decker cash in an amount equal to the aggregate principal or stated amount, as may be applicable, of such Financial Support Arrangements not so released or (ii) provide back-up letters of credit issued by one or more commercial banks reasonably satisfactory to Black & Decker, payable to Black & Decker in such aggregate principal or stated amount and otherwise in form and substance reasonably satisfactory to Black & Decker with respect to such Financial

Support Arrangements. Any cash deposited with Black & Decker in accordance with clause (i) shall be held by Black & Decker in a segregated interest-bearing account and shall be used by Black & Decker solely to satisfy its payment obligations in respect of such Financial Support Arrangements, and the unused portion of any cash (including interest) relating to a Financial Support Arrangement shall be returned to Buyer promptly following the release of Black & Decker and its Affiliates with respect to, or any other termination of, the Financial Support Arrangement.

         Section 6.04 Use of Intellectual Property. Buyer acknowledges and agrees that except as permitted by the Transaction Documents, Buyer shall not use, and Buyer shall cause its Affiliates not to use, any trademark, logo or tradename of Black & Decker or any Affiliate of Black & Decker (other than those
(i) transferred to Buyer under the terms of the Intellectual Property Assignment Agreements or (ii) owned by a Glass Machinery Share Company that do not constitute an Excluded Asset) or any trademarks, logos or trade names that are confusingly similar thereto or that are a translation or transliteration thereof into any language or alphabet.

         Section 6.05 Certain Environmental Investigations.

         (a) Buyer agrees that, if Buyer decides to conduct prior to Closing an environmental audit or similar review of the Glass Machinery Business that involves testing, drilling or sampling at any facility the possession of which is contemplated to be transferred, directly or indirectly, to a Buyer Company at Closing, Buyer will so advise Black & Decker and will give Black & Decker sufficient prior written notice to enable Black & Decker's Representatives to be present during any such testing, drilling or sampling, and to review and comment on any work plans related to such audit or review. Except as specifically provided in this Section 6.05(a), the scope of such audit shall be at the sole discretion of Buyer. Buyer further agrees to arrange for split samples to be taken in connection with any such audit or review. Buyer agrees that it will conduct such testing, drilling, or sampling, including disposal of all materials associated with such activities, such as drill cuttings, wastewater, and sampling equipment, at Buyer's sole cost and expense and in accordance with all Applicable Laws, including Environmental Laws. If the Closing contemplated by the Transaction Documents is not consummated for any reason, Buyer agrees to restore each facility at which any such testing, drilling or sampling was conducted to its condition prior to the commencement of Buyer's environmental audit or similar review.

         (b) All information obtained from Buyer's environmental review (including, but not limited to, environmental Phase I, II or other reports, analytical/sampling data and reports) (i) shall be kept confidential pursuant to
Section 6.01; (ii) shall not be provided to any Person other than Black & Decker; and (iii) shall be provided to Black & Decker prior to Closing. In the event that Buyer's environmental review discloses conditions at any of Black & Decker's facilities that may require notice to a Governmental Authority prior to Closing, Black & Decker shall determine what reporting, if any, is necessary and shall conduct any such reporting.

                                   ARTICLE VII

                     COVENANTS AND AGREEMENTS OF THE PARTIES

         Section 7.01 Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under Applicable Laws to consummate the Contemplated Transactions. Black & Decker and Buyer shall execute and deliver, and shall cause the Sellers and Buyer Companies, as appropriate or required and as the case may be, to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable to consummate or implement the Contemplated Transactions. Except as otherwise expressly set forth in the Transaction Documents, nothing in this Agreement shall require Black & Decker, any of its Affiliates, any of the Buyer Companies to make any payments in order to (i) obtain any consents or approvals necessary or desirable in connection with the consummation of the Contemplated Transactions, or (ii) cure any breach of a representation or warranty by Black & Decker prior to the Closing.

         Section 7.02 Certain Filings; Consents. Black & Decker and Buyer shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material Contracts, in connection with the consummation of the Contemplated Transactions and (ii) subject to the terms and conditions of this Agreement, in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

         Section 7.03 Public Announcements. Prior to the Closing, Black & Decker and Buyer shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the Contemplated Transactions and, except as may be required by Applicable Law or any listing agreement with, or any listing rules of, any national or international securities exchange, shall not issue any such press release or make any such public statement prior to such consultation.

         Section 7.04 Intellectual Property.

         (a) Buyer acknowledges and agrees that Buyer Companies and the Glass Machinery Share Companies shall hold all Intellectual Property constituting part of the Transferred Assets or assets (other than the Excluded Assets) of the Glass Machinery Companies, as the case may be, subject to any licenses thereof granted by the Glass Machinery Units prior to the date of this Agreement or other than implied licenses of Intellectual Property in connection with the sale of products of the Glass Machinery Business or with the written consent of Buyer prior to the Closing Date.

         (b) Buyer further acknowledges and agrees that the transfer of Intellectual Property constituting Transferred Assets to Buyer Companies shall not affect the right of the Sellers to use, disclose or otherwise freely deal with any know-how, trade secrets and other technical information not constituting Transferred Assets.

         Section 7.05 Filings. Black & Decker and Buyer shall take all actions necessary (without payment of money, commencement of litigation, the assumption of any material obligation or the entering of any agreement to divest or hold separate any assets) or appropriate to cause the prompt expiration or termination of any applicable waiting period under the HSR Act or similar filing requirements in respect of the Contemplated Transactions, including, without limitation, complying as promptly as practicable with any requests for additional information.

         Section 7.06 Legal Privileges. Black & Decker and Buyer acknowledge and agree that all attorney-client, work product and other legal privileges that may exist with respect to the Glass Machinery Business, the Transferred Assets, Excluded Assets, Assumed Liabilities or Excluded Liabilities shall, from and after the Closing Date, be deemed joint privileges of Black & Decker and Buyer. Both Black & Decker and Buyer shall use all reasonable efforts after the Closing Date to preserve all such privileges and neither Black & Decker nor Buyer shall knowingly waive any such privilege without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed).

         Section 7.07 Taxes.

         (a) Except as provided in Section 7.07(d), Black & Decker and its Affiliates shall pay and be responsible for, and shall be entitled to all refunds and credits of, (i) Income Taxes with respect to the Glass Machinery Companies and Glass Machinery Business for any Pre-Closing Period, including any liability for Income Taxes arising out of the inclusion of any of the Glass Machinery Companies in any Consolidated Returns, (ii) all Taxes with respect to an Affiliated Group for all taxable periods whatsoever, and (iii) Taxes imposed on any Seller with respect to gain or other income from its sale of Transferred Assets or Shares hereunder. Black & Decker shall be responsible for the timely preparation and filing of all Tax Returns for the Taxes described in the immediately preceding sentence. In the event that a reserve with respect to any Taxes for which Black & Decker is responsible under this Section 7.07(a) is included in or taken into account in the calculation or determination of the Final Net Tangible Asset Amount, Buyer shall reimburse Black & Decker for the amount of such reserve promptly upon presentation of an invoice therefor.
         (b) Except as provided in Section 7.07(d), Buyer shall pay and be responsible for, and shall be entitled to all refunds and credits of, all Taxes with respect to the Glass Machinery Share Companies and the Glass Machinery Business for any Post-Closing Period. Buyer shall be responsible for the timely preparation and filing of all Tax Returns of the Glass Machinery Share Companies and the Glass Machinery Business (i) for any Post-Closing Period, and (ii) required to be filed by any of the Glass Machinery Share Companies (except as a member of an Affiliated Group) and the Glass Machinery Business after the Closing Date.

         (c) The parties hereto will, to the extent permitted by Applicable Law, elect or otherwise agree with the relevant Tax Authority to treat the portion of each Bridge Period before the Closing Date (a "Seller Period") for all purposes as a short taxable period ending as of the close of business on the day before the Closing Date and such short taxable period shall be treated as a Pre-Closing Period for purposes of this Agreement and the portion of the Bridge Period on and after the Closing Date (the "Buyer Period") shall be treated as a Post-Closing Period for purposes of this Agreement.

         (d) In any case where Applicable Law does not permit the election or agreement described in Section 7.07(c) to be made, then, for purposes of this Agreement and subject to Section 7.07(f), Income Taxes for the Bridge Period shall be allocated between the Seller Period and the Buyer Period using an interim-closing-of-the-books method assuming that such taxable period ended at the close of business on the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis (such as the deduction for depreciation) shall be apportioned on a per diem basis. Buyer shall be responsible for the timely preparation and filing of all Tax Returns and the payment of all Income Taxes due, if any, of the Glass Machinery Share Companies for any Bridge Period that does not terminate on the Closing Date, pursuant to
Section 7.07(c). Within thirty (30) days of Buyer providing Black & Decker with a copy of any such Tax Return and a copy of Buyer's detailed calculation of the Income Taxes attributable to the Seller Period determined in accordance with the first sentence of this Section 7.07(d), Black & Decker shall pay to Buyer such Income Taxes attributable to the Seller Period by wire transfer of immediately available funds to the account designated by Buyer.

         (e) Other than as provided in Section 7.07(f), Black & Decker shall be entitled to the benefit of any refunds or credits of any Taxes for which Black & Decker is responsible under Section 7.07(a) or 7.07(d) and Buyer shall, promptly after the receipt thereof, remit to Black & Decker any such Tax refund received by any Buyer Company or any Glass Machinery Share Company after the Closing. If any adjustment shall be made to any Income Tax Return relating to a Glass Machinery Share Company for any Pre-Closing Period which results in any Tax benefit to Buyer or a Glass Machinery Share Company for any Post-Closing Period, Black & Decker shall be entitled to the benefit of such Income Tax benefit and Buyer shall pay to Black & Decker the amount of such Income Tax benefit at such time or times as and to the extent that Buyer or a Glass Machinery Shares Company realizes such benefit through a refund of Tax or reduction in the amount of Taxes which such Person would otherwise have had to pay if such adjustment had not been made. Buyer shall be entitled to the benefit of any refunds or credits of Taxes for which Buyer is responsible under Section 7.07(b) or 7.07(d) and Black & Decker shall, promptly after the receipt thereof, remit to Buyer any such Tax refund received by Black & Decker or any of its Affiliates after the Closing. If any adjustment shall be made to any Tax Return relating to a Glass Machinery Share Company for any Post-Closing Period which results in any Income Tax benefit to Black & Decker or any Affiliate of Black & Decker for any Pre-Closing Period, such Glass Machinery Share Company shall be entitled to the benefit of such Income Tax benefit, and Black & Decker shall pay to Buyer on behalf of such Glass Machinery Share Company the amount of such Income Tax benefit at such time or times as and to the extent that Black & Decker or any Affiliate of Black & Decker realizes such benefit through a refund of Income Tax or reduction in the amount of Income Taxes which Black & Decker or any such Affiliate would otherwise have had to pay if such adjustment had not been made.

         (f) Any loss or credit of any Glass Machinery Share Company arising in any Post-Closing Period that is available as a carryback to a Pre-Closing Period ("Buyer's Carryback") shall be for the benefit of the appropriate Glass Machinery Share Company (provided, however, that any loss or credit of a Glass Machinery Share Company arising in any Post-Closing Period that may be either carried back or carried forward at the Glass Machinery Share Company's option, may, in Buyer's sole discretion and judgment, be carried back (and be subject to the provisions of this subsection) or be carried forward). Any loss or credit of any Glass Machinery Share Company arising in any Pre-Closing Period that is available as a carryforward to a Post-Closing Period ("Seller's Carryforward") shall be for the benefit of Black & Decker. Black & Decker shall pay to the appropriate Glass Machinery Share Company or to Buyer on behalf of such Glass Machinery Share Company the amount of any Income Tax benefit realized with respect to any Buyer's Carryback at such time or times and to the extent that Black & Decker or any Affiliate of Black & Decker realizes such benefit through a refund of Income Taxes or reduction in the amount of Income Taxes which Black & Decker or any such Affiliate would otherwise have had to pay but for such carryback. Buyer or the appropriate Glass Machinery Share Company shall pay to Black & Decker the amount of any Income Tax benefit realized with respect to any Seller's Carryforward at such time or times and to the extent of the amount of Income Taxes that the Glass Machinery Share Company, Buyer or any Affiliate thereof would otherwise have had to pay but for such carryforward. In the event that, pursuant to this Section 7.07(f), Black & Decker pays to Buyer, a Glass Machinery Share Company or an Affiliate thereof, the amount of any such Income Tax benefit, Buyer shall indemnify and hold Black & Decker harmless from any subsequent increase in Black & Decker's or any of Black & Decker's Affiliates' Income Tax liability arising out of a subsequent reduction of the amount of any Buyer's Carryback arising from audit, adjustment or otherwise. In the event that, pursuant to this Section 7.07(f), Buyer or a Glass Machinery Share Company pays to Black & Decker or an Affiliate of Black & Decker, the amount of any such Income Tax benefit, Black & Decker shall indemnify and hold Buyer harmless from any subsequent increase in Buyer's, any of a Glass Machinery Company's or any of their Affiliates' Income Tax liability arising out of a subsequent reduction in the amount of any Seller's Carryforward arising from audit, adjustment or otherwise.

         (g) Buyer shall have exclusive control over and responsibility to conduct any Contest for a Post-Closing Period and for a Bridge Period if the Contest for a Bridge Period relates solely to the Buyer; provided, however, that Buyer shall not enter into any agreement in compromise or settlement of such Contest which could affect a Pre-Closing Period or a Seller Period without the written consent of Seller. Black & Decker shall have exclusive control over and responsibility to conduct any Contest for a Pre-Closing Period and for a Bridge Period if the Contest for a Bridge Period relates solely to the Seller Period; provided, however, that Black & Decker shall not enter into any agreement in compromise or settlement of such Contest which could affect a Post-Closing Period or a Buyer Period without the written consent of Buyer. In any Contest controlled by Black & Decker, Buyer will take, and will cause its Affiliates to take, such action as Black & Decker may by written notice reasonably request in connection with such Contest (including the payment of a Tax preparatory to filing a claim for refund of such Tax; provided, that Black & Decker shall first pay the amount of such Tax to Buyer). Buyer and Seller agree to jointly control and conduct any Contest for a Bridge Period that relates to both the Seller Period and the Buyer Period. Seller, Seller's Parent and Buyer agree to cooperate fully with each other with respect to defending or answering any such Contest and to provide each other with all materials, information and documents as reasonably requested by the other. Neither Buyer, Seller, nor Seller's Parent shall be liable for any portion of any settlement of any Contest for a Bridge Period that relates to both the Seller Period and the Buyer Period effected without its written consent, provided such consent was not unreasonably withheld.

         (h) Buyer shall notify Black & Decker in writing promptly upon receipt by any Glass Machinery Share Company of notice of any Contest or assessment relating thereto for a Pre-Closing Period or a Bridge Period. Failure of Buyer to so notify Black & Decker shall not relieve Black & Decker from any liability under this Section 7.07, except to the extent it is proven that Black & Decker suffered actual prejudice in connection with or in defending against a Contest. Black & Decker shall notify Buyer in writing promptly upon receipt by Black & Decker of notice of any Contest or assessment relating to a Post-Closing Period or a Bridge Period. Failure of Black & Decker to so notify Buyer shall not relieve Buyer from any liability under this Section 7.07, except to the extent it is proven that Buyer suffered actual prejudice in connection with or in defending against a Contest.

         Section 7.08 Currency Hedge Contracts.

         (a) In the ordinary course of their business certain of the Glass Machinery Units enter into forward currency exchange contracts ("Hedge Contracts") with Black & Decker to hedge the currency exchange risk of such Glass Machinery Unit transacting business in a currency other than the currency of its primary operations (i.e., its functional currency). As of June 26, 1998, the Glass Machinery Units have Hedge Contracts with Black & Decker as listed on Attachment VI.

         (b) From the date hereof to the Closing Date, Black & Decker, as agent for the Glass Machinery Units, will enter into Hedge Contracts on behalf of the Glass Machinery Units with a third party financial institution in the ordinary course of business and in accordance with past practice to cover trade exposures, provided that any roll forward of a closed Hedge Contract may occur only with the prior consent of the Buyer which consent, in the case of such a roll forward of a Hedge Contract that covers a bona fide trade, will not be withheld unreasonably.

         (c) All Hedge Contracts between Black & Decker and a Glass Machinery Unit, other than a Glass Machinery Share Company, will be assigned by the Glass Machinery Units to and assumed by a Buyer Company at the Closing. No gain or loss on Hedge Contracts of the Glass Machinery Units will be recognized in the determination of the Proposed Final Net Tangible Asset Amount or the Final Net Tangible Asset Amount other than those recognized in the books of account of the Glass Machinery Units in accordance with the current accounting policies followed by the Glass Machinery Units.

         (d) All Hedge Contracts between a Glass Machinery Unit and Black & Decker will be closed effective as of the Closing Date. Each such Hedge Contract shall be closed at the rates of exchange for the forward purchase of and with the relevant currencies for the period of time remaining on each such Hedge Contract as quoted by Bank of America as of 10:00 a.m. local

New York time on the Closing Date. The amount due each Buyer Company that assumed a Hedge Contract and each Glass Machinery Share Company that is a party to a Hedge Contract, or Black & Decker, as the case may be, under each such Hedge Contract that is not in U.S. dollars shall be converted to U.S. dollars at the rate of exchange for the spot purchase of U.S. dollars with the relevant foreign currency as quoted by the Bank of America as of 10:00 a.m. local New York time on the Closing Date.

         (e) Black & Decker shall prepare a schedule of the gain or loss on each of such Hedge Contracts and the aggregate gain or loss realized by each of (i) Black & Decker and (ii) all Buyer Companies that assumed a Hedge Contract and all Glass Machinery Share Companies that are parties to a Hedge Contract, expressed in U.S. dollars, calculated using the rates of exchange referred to in
Section 7.08(d) and shall provide such schedule, together with the quotations from the Bank of America to Buyer by the close of business on the second Business Day following the Closing Date. Such schedule and the calculations thereon shall be conclusive absent manifest error. If such schedule reflects that there is aggregate gain realized by the Glass Machinery Units upon the closure of all such Hedge Contracts the amount of such aggregate gain shall be paid by Black & Decker to Buyer on the second Business Day following the delivery of such schedule. If such schedule reflects that there is aggregate loss realized by the Glass Machinery Units upon the closure of such Hedge Contracts the amount of such aggregate loss shall be paid by Buyer to Black & Decker on the second Business Day following the delivery of such schedule. Such payment shall be made in immediately available funds in U.S. dollars by wire transfer to a bank account designated in writing by the party entitled to receive such payment. The making or receipt of any such payment to or by Buyer shall be as agent for each Buyer Company that assumed a Hedge Contract and each Glass Machinery Share Company that is a party to a Hedge Contract. Within five
(5) Business Days of the Closing Date, Black & Decker shall deliver to Buyer two
(2) copies of a Foreign Exchange Compensating Contract Confirmation (each a "Hedge Closure Confirmation") signed by Black & Decker confirming the closure of each such Hedge Contract. Within five (5) Business Days of its receipt of such Hedge Closure Confirmations, Buyer shall cause each Buyer Company that assumed a Hedge Contract and each Glass Machinery Share Company that is a party to a Hedge Contract to sign such Hedge Closure Confirmations and return one fully signed copy of each such Hedge Closure Confirmation to Black & Decker.

         (f) In the event that any of the Hedge Contracts assumed by Buyer are with third party financial institutions and Black & Decker has provided a Financial Support Arrangement with respect to such Hedge Contracts, the provisions of Sections 6.03(d), 6.03(e) and 6.03(f) shall, subject to the proviso at the end of Section 6.03(d), apply to such Financial Support Arrangements.

         (g) All costs, taxes and fees associated with the transfer and closing of the Hedge Contracts (other than the gains and losses referred to in Sections 7.08(c) or 7.08(e) above and Income Taxes on any gain recognized by a Glass Machinery Share Company or a Buyer Company on the closing of such Hedge Contracts) shall be borne by Black & Decker.

         Section 7.09 Restructuring Costs. Promptly upon receipt of one or more certifications from Buyer's chief financial officer that Buyer has made actual cash expenditures prior to December 31, 2000 in connection with the restructuring of the Glass Machinery Business and specifying the amount of such expenditures and the Glass Machinery Unit that made such expenditure, Black & Decker will cause each Seller of such Glass Machinery Unit to reimburse Buyer for an aggregate of up to $7,000,000 of such expenditures.

                                  ARTICLE VIII

                     EMPLOYEES AND EMPLOYEE BENEFIT MATTERS

         Section 8.01 Employees and Employee Benefit Matters. The parties agree that (i) the allocation of obligations with respect to employees of the Glass Machinery Business accrued prior to the Closing shall be pursuant to Exhibit D and (ii) subject to mandatory Applicable Law and existing agreements that preclude implementation of the provisions of Exhibit D, the obligations of Buyer to offer terms and conditions of employment to Transferred Employees shall principally be as set forth in Exhibit D.


                                   ARTICLE IX

                              CONDITIONS TO CLOSING

         Section  9.01  Conditions  to  the  Obligations  of  Each  Party.   The
obligations of Black & Decker and Buyer to consummate the Closing are subject to the satisfaction (or waiver) of the following conditions:

         (a) any applicable waiting period under the HSR Act relating to the Contemplated Transactions shall have expired or been terminated;

         (b) no provision of any Applicable Law and no judgment, injunction, order or decree shall prohibit the Closing, and no action or proceeding shall be pending before any court, arbitrator or Governmental Authority with respect to which counsel reasonably satisfactory to Black & Decker and Buyer shall have rendered a written opinion that there is a substantial likelihood of a determination that would prohibit the Closing;

         (c) the actions by or in respect of or filings with any Governmental Authority listed on Attachment VII shall have been obtained or made and any waiting period connected therewith shall have expired or been terminated; and

         (d) Black & Decker or the applicable Seller or Glass Machinery Unit, as the case may be, shall have obtained the consents, approvals or permits or taken the actions contemplated by Attachment VII.

         Section 9.02 Conditions to Obligation of Buyer. The obligations of Buyer to consummate the Closing are subject to the satisfaction (or waiver by Buyer) of the following further conditions:

         (a) (i) Black & Decker shall have performed in all material respects all of its obligations under the Transaction Documents required to be performed by it on or prior to the Closing Date, (ii) the representations and warranties of Black & Decker contained in the Transaction Documents shall be true and correct at and as of the date of this Agreement and as of the Closing Date, as if made at and as of each such date, except that those representations and warranties which are by their express terms made as of a specific date shall be true and correct only as of such date, in each case except for inaccuracies that in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Glass Machinery Business, and (iii) Buyer shall have received a certificate signed by an executive officer of Black & Decker to the foregoing effect;

         (b) since March 22, 1998, no event has occurred that has had a Material Adverse Effect on the Glass Machinery Business, other than those resulting from changes, whether actual or prospective, in general conditions applicable to the business in which the Glass Machinery Business is involved or general economic conditions; and

         (c) Black & Decker or the applicable Affiliated Transferor shall have executed and delivered, on or before the Closing Date, the Transaction Documents that are required to be signed by a Black & Decker Company.

         (d) The environmental conditions of the facilities included in the Transferred Assets or owned or leased by a Glass Machinery Share Company as ascertained through investigations conducted by Buyer pursuant to Section 6.02 do not in the aggregate constitute conditions that could reasonably be expected to have a Material Adverse Effect on the Glass Machinery Business.

         Section 9.03 Conditions to Obligation of Black & Decker. The obligation of Black & Decker to consummate the Closing is subject to the satisfaction (or waiver by Black & Decker) of the following further conditions:

         (a) (i) Buyer shall have performed in all material respects all of their respective obligations under the Transaction Documents required to be performed by them at or prior to the Closing Date, (ii) the representations and warranties of Buyer contained in the Transaction Documents shall be true and correct at and as of the date of this Agreement and as of the Closing Date, as if made at and as of each such date, except that those representations and warranties which are by their express terms made as of a specific date shall be true and correct only as of such date, in each case except for inaccuracies that could not reasonably be expected to have a Material Adverse Effect on the Glass Machinery Business, and (iii) Black & Decker shall have received a certificate signed by an executive officer of Buyer to the foregoing effect; and

         (b) Buyer or the applicable Buyer Company shall have executed and delivered, on or before the Closing Date, the Transaction Documents that are required to be signed by a Buyer Company.

         Section 9.04 Updated Disclosure Schedules. At any time prior to the Closing Black & Decker shall be entitled to deliver to Buyer updates to or substitutions of the Disclosure Schedules provided that such updates or substitutions are clearly marked as such and are addressed to Buyer at the address listed in Section 12.01. In the event that Black & Decker delivers updated or substitute Disclosure Schedules on or after the third day before any scheduled closing date, Buyer shall be entitled to extend the scheduled closing date to the third day after it receives the updated or substitute Disclosure Schedules, or if such day is not a Business Day, to the next Business Day. The delivery by Black & Decker of updated or substitute Disclosure Schedules shall not prejudice any rights of Buyer under this Agreement, including but not limited to the right to claim that the representations and warranties of Black & Decker, when made on the date of this Agreement, were untrue or that a Material Adverse Effect on the Glass Machinery Business has occurred; provided, however, that if Buyer decides not to assert any such claim and consummates the Closing, the updated or substitute Disclosure Schedules shall replace, in whole or in part as the case may be, the Disclosure Schedules previously delivered hereunder for all purposes.

         Section 9.05 Effect of Waiver. Any waiver by Buyer of the conditions specified in clause (ii) of Section 9.02(a), and any waiver by Black & Decker of the conditions specified in clause (ii) of Section 9.03, if made knowingly, shall also be deemed a waiver of any claim for Damages as the result of the matters waived.


                                    ARTICLE X

                            SURVIVAL; INDEMNIFICATION

         Section 10.01 Survival.

         None of the representations, warranties, covenants or agreements of the parties contained in any Transaction Document or in any certificate or other writing delivered pursuant to any Transaction Document or in connection with any Transaction Document shall survive the Closing, except for:

                  (i) the representations and warranties in Sections B.01 through B.04 shall survive indefinitely;

                  (ii) the representations and warranties in Section B.15 shall not survive the Closing Date;

                  (iii) the  representations and warranties in Sections B.18 and
         B.20 shall survive until 30 days after the expiration of the applicable statute of limitations (or extensions or waivers thereof);

                  (iv) the representations and warranties in Section B.21 shall survive for a period of two years from the Closing Date;

                  (v) the representations and warranties in Exhibit B (other than those Sections of Exhibit B referenced in the preceding clauses
         (i), (ii) and (iii)), shall survive for a period of one year from the Closing Date;

                  (vi) the  representations  and warranties in Sections C.01 and
         C.02 shall survive indefinitely;

                  (vii) the representations and warranties in Exhibit C (other than those Sections of Exhibit C referenced in the preceding clause
         (v)) shall survive for a period of one year from the Closing Date; and

                  (viii) those covenants and agreements set forth in the Transaction Documents that, by their terms, are to have effect after the Closing Date shall survive for the period contemplated by such covenants and agreements, or if no period is expressly set forth, indefinitely.

The representations, warranties, covenants and agreements referenced in the preceding clauses (i) and (iii) through (vii) are referred to herein as the "Surviving Representations or Covenants." It is understood and agreed that, (i) before the Closing the remedies expressly set forth in Article XI are the sole and exclusive remedies for any breach of any representation, warranty, covenant or agreement and (ii) following the Closing the sole and exclusive remedy with respect to any breach of any representation, warranty, covenant or agreement (other than (1) with respect to a breach of the terms of a covenant or agreement, as to which Buyer or Black & Decker, as the case may be, shall be entitled to seek specific performance or other equitable relief and (2) with respect to claims for fraud) shall be a claim for Damages (whether by contract, in tort or otherwise, and whether in law, in equity or both) made pursuant to this Article X.

         Section 10.02 Indemnification.

         (a) Effective as of the Closing and subject to the limitations set forth in Section 10.04(a), Buyer hereby indemnifies Black & Decker and its Affiliates and their respective directors, officers, employees and agents against, and agrees to hold them harmless from any and all Damages incurred or suffered by any of them arising out of or related in any way to (i) any misrepresentation or breach of any Surviving Representation or Covenant made or to be performed by Buyer Companies pursuant to any of the Transaction Documents,
(ii) except as otherwise contemplated by Sections 10.02(b)(iii) and 10.04(b)(ii), (A) any Assumed Liabilities (including, without limitation, any Buyer Company's failure to perform or in due course pay or discharge any Assumed Liability) and (B) any liability of a Glass Machinery Share Company other than an Excluded Liability, (iii) subject to the proviso contained in the last sentence of Section 6.03(d) any Financial Support Arrangement described in
Section 6.03(d), (iv) any matters for which indemnification is provided to Black & Decker or any of its Affiliates under Exhibit D (it being understood that the terms of such indemnification shall be governed by and subject to the terms of Exhibit D), (v) the first One Million Dollars ($1,000,000) in Damages (other than legal fees or similar costs) that arise following Closing in respect of the Arbitration Cases, or (vi) any liabilities or obligations arising in connection with or in any way relating to the Glass Machinery Business (but only to the extent conducted after the Closing Date), or a facility the possession of which is transferred, directly or indirectly, to a Buyer Company at Closing (but only during a period in which such Buyer Company or any of its Affiliates or any of their successors owns or leases such facility), to the extent such liabilities arise out of, relate to, are based on or result from any action taken (or a failure to take action) or any event occurring after the Closing Date. Buyer hereby indemnifies Black & Decker and its Affiliates and their respective directors, officers, employees and agents against, and agrees to hold them harmless from any and all Damages incurred or suffered by any of them directly arising out of actions taken by Buyer Companies or any of their Representatives in connection with any environmental audit or similar review of the Glass Machinery Business that involves testing, drilling or sampling at any facility possession of which is contemplated to be transferred to a Buyer Company at Closing. The indemnity contained in the immediately preceding sentence is explicitly limited to not include any costs related to any (A) Remedial Actions,
(B) personal  injury,  wrongful death,  economic loss or property damage claims,
(C) claims for natural resource damages, (D) violations of Applicable Law, (E) reporting requirements, or (F) any other Damages with respect to Environmental Laws which, in each case, may be identified in said audit or similar review but are not directly caused by said audit or similar review.

         (b) Effective as of the Closing and subject to the limitations set forth in Section 10.04(b), Black & Decker hereby indemnifies Buyer and its Affiliates and their respective directors, officers, employees and agents against, and agrees to hold them harmless from any and all Damages incurred or suffered by any of them arising out of or related in any way to (i) any misrepresentation or breach of any Surviving Representation or Covenant made or to be performed by Black & Decker pursuant to any Transaction Document, (ii) any Excluded Liabilities (including, without limitation, Black & Decker's or any of its Affiliates' failure to perform or in due course pay or discharge any Excluded Liability), (iii) any Environmental Liabilities, whether or not the subject of a claim by any Governmental Authority or any other third party, incurred by reason of any violation of any Environmental Law or the presence of any Hazardous Substances to the extent that the event or condition causing any such Loss (a) exists as of or prior to the Closing Date, whether or not caused by Black & Decker or contributed to by Black & Decker, (b) arises out of, relates to, is based on or results from actions taken (or the failure to take action), or events occurring prior to the Closing Date, or (c) Environmental Liabilities that are Excluded Liabilities including, without limitation, those that relate to or stem from the actual or alleged shipment of, or arrangement for the shipment of, Hazardous Substances prior to the Closing Date, for offsite treatment, storage, processing, recycling, reuse or disposal at any facility or location not included in the Transferred Assets (whether by fee ownership or leasehold interest) or not owned or leased on the Closing Date by a Glass Machinery Share Company, or (iv) any matters for which indemnification is provided under Exhibit D (it being understood that the terms of such indemnification shall be governed by and subject to the terms of Exhibit D).

         Section 10.03     Procedures.

         (a) If Black & Decker or any of its Affiliates or any of their directors, officers, employees and agents, shall seek indemnification pursuant to Section 10.02(a), or if Buyer or any of its Affiliates or any of their directors, officers, employees and agents, shall seek indemnification pursuant to Section 10.02(b), the Person seeking indemnification (the "Indemnified Party") shall give written notice to the party from whom such indemnification is sought (the "Indemnifying Party") promptly (and in any event within 30 days) after the Indemnified Party (or, if the Indemnified Party is a corporation, any officer or employee of the Indemnified Party) becomes aware of the facts giving rise to such claim for indemnification (an "Indemnified Claim") specifying in reasonable detail the factual basis of the Indemnified Claim, stating the amount of the Damages, if known, the method of computation thereof, containing a reference to the provision of the Transaction Documents in respect of which such Indemnified Claim arises and demanding indemnification therefor. The failure of an Indemnified Party to provide notice in accordance with this Section 10.03 shall not constitute a waiver of that party's claims to indemnification pursuant to Section 10.02, except to the extent that (i) any such failure or delay in giving notice causes the amounts paid by the Indemnifying Party to be greater than they otherwise would have been or otherwise results in prejudice to the Indemnifying Party or (ii) such notice is not delivered to the Indemnifying Party prior to the expiration of the applicable survival period set forth in
Section 10.01. If the Indemnified Claim arises from the assertion of any claim, or the commencement of any suit, action, proceeding or Remedial Action brought by a Person that is not a party hereto (a "Third Party Claim"), any such notice to the Indemnifying Party shall be accompanied by a copy of any papers theretofore served on or delivered to the Indemnified Party in connection with such Third Party Claim. With respect to any Third Party Claim asserted or brought prior to the Closing Date, notice of such Third Party Claim shall be deemed to have been delivered on the Closing Date.

         (b) (i) Upon receipt of notice of a Third Party Claim from an Indemnified Party pursuant to Section 10.03(a), the Indemnifying Party will be entitled to assume the defense and control of such Third Party Claim subject to the provisions of this Section 10.03. After written notice by the Indemnifying Party to the Indemnified Party of its election to assume the defense and control of a Third Party Claim, the Indemnifying Party shall not be liable to such Indemnified Party for any legal fees or expenses subsequently incurred by such Indemnified Party in connection therewith, (except that the Indemnifying Party shall be responsible for fees and expenses of counsel to the Indemnified Party to the extent it is advised by counsel that either
         (x) the Indemnifying Party's counsel has a conflict of interest or (y) there are legal defenses available to the Indemnifying Party that are different from or in addition to those that are available to the Indemnifying Party and counsel provided by the Indemnifying Party is not in a position to assert such defenses). Notwithstanding anything in this Section 10.3 to the contrary, if the Indemnifying Party does not assume defense and control of a Third Party Claim as provided in this
         Section 10.3, the Indemnified Party shall have the right to defend such

         Third Party Claim, subject to the limitations set forth in this Section 10.03, in such manner as it may deem appropriate. Whether the
         Indemnifying Party or the Indemnified Party is defending and controlling any such Third Party Claim, they shall select counsel, contractors, experts and consultants of recognized standing and competence, shall take all steps necessary in the investigation, defense or settlement thereof, and shall at all times diligently and promptly pursue the resolution thereof. The party conducting the defense thereof shall at all times act as if all Damages relating to the Third Party Claim were for its own account and shall act in good faith and with reasonable prudence to minimize Damages therefrom. The Indemnified Party shall, and shall cause each of its Affiliates, directors, officers, employees, and agents to, cooperate fully with the Indemnifying Party in connection with any Third Party Claim.

                  (ii) Subject to the  provisions of Section  10.03(b)(iii)  and
         Section 10.03(b)(iv), the Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claims, and the Indemnified Party shall consent to a settlement of, or the entry of any judgment arising from, such Third Party Claims; provided, that the Indemnifying Party shall (1) pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness thereof; (2) shall not encumber any of the assets of any Indemnified Party or agree to any restriction or condition that would apply to such Indemnified Party or to the conduct of that party's business; and (3) shall obtain, as a condition of any settlement or other resolution, a complete release of each Indemnified Party. Except for the foregoing, no settlement or entry of judgment in respect of any Third Party Claim shall be consented to by any Indemnifying Party or Indemnified Party without the express written consent of the other party.

                  (iii) Notwithstanding the provisions of Section 10.03(b)(i), Buyer shall manage all Remedial Actions conducted with respect to facilities which constitute Transferred Assets or assets (other than Excluded Assets) owned or leased by a Glass Machinery Share Company, provided that Black & Decker and its Representatives shall have the right, consistent with Buyer's right to manage such Remedial Actions as aforesaid, to participate fully in all decisions regarding any Remedial Action, including reasonable access to sites where any Remedial Action is being conducted, reasonable access to all documents, correspondence, data, reports or information regarding the Remedial Action, reasonable access to employees and consultants of Buyer with knowledge of relevant facts about the Remedial Action and the right to attend all meetings and participate in any telephone or other conferences with any Government Authority or other third party regarding the Remedial Action.

                  (iv)  In the  case  of  the  indemnification  contemplated  by
         Section 10.02(b)(iii), in the event that the Indemnifying Party desires to settle the matters referenced therein or consent to the entry of any judgment arising thereunder and the Indemnified Party does not wish to consent to such settlement or entry of judgment, the Indemnified Party shall have no obligation to consent to the settlement or entry of judgment provided that it agrees in writing to pay and be responsible for 100% of any Damages; provided that the

         Indemnified Party shall not be required to consent to any settlement or agree to be responsible for the payment of Damages thereafter incurred with respect to any matter the settlement or entry of judgment of which would require the consent of such Indemnified Party pursuant to Section 10.03(b)(ii). The obligation of an Indemnified Party that rejects any proposed settlement offer or entry of any such judgment to pay and be responsible for 100% of any Damages in accordance with this Section 10.03(b)(iv) shall be conditioned upon and subject to the payment by Indemnifying Party, within five Business Days of the date such Indemnified Party provides the written agreement contemplated by the preceding sentence, of an amount, in immediately available funds, equal to the portion of the total settlement that would have been payable by the Indemnifying Party according to the percentage sharing arrangement contemplated by Section 10.04(b)(ii). Thereafter, the Indemnified Party shall be solely responsible for any Damages and for the defense of the matter that is the subject of the proposed settlement or entry of judgment. Notwithstanding the foregoing, an Indemnifying Party may, at its option and expense, participate in the defense of any Indemnified Claim.

         (c) If the Indemnifying Party and the Indemnified Party are unable to agree with respect to a procedural matter arising under Section 10.03(b)(iii), the Indemnifying Party and the Indemnified Party shall, within 10 days after notice of disagreement given by either party, agree upon a third-party referee ("Referee"), who shall be an attorney and who shall have the authority to review and resolve the disputed matter. The parties shall present their differences in writing (each party simultaneously providing to the other a copy of all documents submitted) to the Referee and shall cause the Referee promptly to review any facts, law or arguments either the Indemnifying Party or the Indemnified Party may present. The Referee shall be retained to resolve specific differences between the parties within the range of such differences. Either party may request that all discussions with the Referee by either party be in each other's presence. The decision of the Referee shall be final and binding unless both the Indemnifying Party and the Indemnified Party agree. The parties shall share equally all costs and fees of the Referee.

         (d) If an Indemnifying Party makes any payment on an Indemnified Claim, the Indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnified Party to any insurance or other claims or of the Indemnified Party with respect to such claim.

         (e) Notwithstanding the provisions contained in this Section 10.03, Black & Decker and its Affiliates shall control the defense of the Arbitration Cases following Closing as if they were indemnifying parties defending a Third Party Claim in the manner contemplated by Section 10.03(b)(i).

         Section 10.04 Limitations. Notwithstanding anything to the contrary in this Agreement or in any of the Transaction Documents:

         (a) Buyer shall only have liability to Black & Decker or any other Person hereunder with respect to the representations and warranties described in clause (i) of Section 10.02(a) if such matters were the subject of a written notice given by the Indemnified Party pursuant to

Section 10.03(a) within the period following the Closing Date specified for each respective matter in Section 10.01.

         (b) Black & Decker shall only have liability to Buyer or any other Person hereunder:

                  (i) with respect to the representations and warranties described in clause (i) of Section 10.02(b), (y) to the extent that the aggregate Damages of all Indemnified Parties as the result thereof exceed $1,000,000 but are not greater than an amount equal to $1,000,000 plus 33% of the Adjusted Purchase Price (it being understood that Black & Decker's maximum liability under Section 10.02(b)(i) with respect to representations and warranties and this Section 10.04(b)(i) shall be an amount equal to 33% of the Adjusted Purchase Price), provided that the limitations expressed in this subclause (b) shall not apply to any claim made under Section B.18; and (z) if such matters were the subject of a written notice given by the Indemnified Party pursuant to Section 10.03(a) within the period following the Closing Date specified for each respective matter in Section 10.01; and

                  (ii) with respect to the matters described in clauses (iii)(a) and (iii)(b) of Section 10.02(b), to the extent of (x) 75% of the aggregate Damages incurred and paid within the first five years following the Closing Date by all Indemnified Parties as a result thereof based, to the extent relevant, on the use of the facilities constituting Transferred Assets or facilities owned or leased by a Glass Machinery Share Company as of the Closing Date, (y) 50% of the aggregate Damages incurred and paid within the second five years following the Closing Date by all Indemnified Parties as the result thereof based, to the extent relevant, on the use of the facilities constituting Transferred Assets or facilities owned or leased by a Glass Machinery Share Company as of the Closing Date, and (z) if the aggregate of such Damages incurred and paid within first ten years following the Closing Date by all Indemnified Parties (after giving effect to the payment of indemnified amounts by Black & Decker to the Indemnified Parties under this Section 10.04(a)(ii)) exceeds $5,000,000, all additional Damages incurred and paid by all Indemnified Parties in the first ten years following the Closing Date by all Indemnified Parties as a result thereof based, to the extent relevant, on the use of the facilities constituting Transferred Assets or facilities owned or leased by a Glass Machinery Share Company as of the Closing Date.


                                   ARTICLE XI

                                   TERMINATION

         Section 11.01 Termination. The Transaction Documents may be terminated at any time prior to the Closing:

                  (i) by mutual written agreement of Black & Decker and Buyer;

                  (ii) by Black & Decker or Buyer if the Closing shall not have been consummated by December 31, 1998; provided, however, that neither Black & Decker nor Buyer may terminate the Transaction Documents pursuant to this clause (ii) if the Closing shall not have been consummated by December 31, 1998, by reason of the failure of such party or any of its Affiliates to perform in all material respects any of its or their respective covenants or agreements contained in the Transaction Documents; and

                  (iii) by either Black & Decker or Buyer if there shall be any Applicable Law or regulation that makes consummation of the Contemplated Transactions illegal or otherwise prohibited or if consummation of the Contemplated Transactions would violate any nonappealable final order, decree or judgment of any Governmental Authority having competent jurisdiction.

Any party desiring to terminate this Agreement pursuant to this Section 11.01 shall give written notice of such termination to the other parties to this Agreement.

         Section 11.02 Effect of Termination. If this Agreement is terminated as permitted by Section 11.01, such termination shall be without liability of any party (or any Affiliate, stockholder, director, officer, employee, agent, consultant or Representative of such party) to any other party to this Agreement; provided, however, that if the Contemplated Transactions fail to close as a result of a breach of the provisions of any Transaction Document by Black & Decker or Buyer, such party shall be fully liable for any and all losses and damages incurred or suffered by the other party as a result of all such breaches, and the other party shall be able to pursue any and all remedies which may be available to it, if the other party is ready, willing and able to otherwise satisfy its obligations under the Transaction Documents. Notwithstanding the foregoing, the provisions of Sections 6.01 and 12.03, the second sentence of Section 10.02(a), and this Section 11.02 shall survive any termination hereof pursuant to Section 11.01.


                                   ARTICLE XII

                                  MISCELLANEOUS

         Section 12.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

                  if to Black & Decker:

                           The Black & Decker Corporation
                           701 East Joppa Road
                           Towson, Maryland  21286
                           Attention:  Senior Vice President and
                                         Chief Financial Officer
                           Telecopy: ++1(410) 716-3318
                  with a copy to:

                           The Black & Decker Corporation
                           701 East Joppa Road
                           Towson, Maryland  21286
                           Attention:  Senior Vice President and
                                            General Counsel
                           Telecopy: ++1(410) 716-2660

                                            and

                           Miles & Stockbridge P.C.
                           10 Light Street
                           Baltimore, Maryland  21202
                           Attention: Robert M. Cattaneo, Esquire
                           Telecopy: ++1(410) 385-3700

                  if to Buyer:

                           Bucher Holding AG
                           8166 Niederweningen
                           Switzerland
                           Attention: Chief Executive Officer
                           Telecopy: ++411 857-2219

                  with a copy to:

                           Homburger Rechtsanwaelte
                           Weinbergstrasse 56/58
                           8006 Zurich, Switzerland
                           Attention: Dr. Peter Kurer
                           Telecopy: ++411 265-3511

or to such other address or telecopy number and with such other copies, as such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 12.01 and evidence of receipt is received or (ii) if given by any other means, upon delivery or refusal of delivery at the address specified in this Section 12.01.

         Section 12.02     Amendments; Waivers.

         (a) Subject to the provisions of Section 9.04, any provision of the Transaction Documents may be amended or waived prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Black & Decker and Buyer, or in the case of a waiver, by the party against whom the waiver is to be effective.

         (b) No failure or delay by any party in exercising any right, power or privilege under any Transaction Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 12.03 Expenses; Taxes. Except as otherwise provided in the Transaction Documents, all costs and expenses incurred in connection with the Transaction Documents shall be paid by the party incurring such cost or expense. Notwithstanding the foregoing, (i) all real estate transfer, stock transfer, registration and transfer taxes and fees (other than fees and charges associated with the registration and transfer of Intellectual Property), stamp duties, notarial charges, sales, use, value added and similar taxes (except to the extent they are recoverable by Buyer or the Buyer Companies) or governmental charges resulting from or relating to the transfer of the Transferred Assets or Shares to a Buyer Company by Black & Decker or any of the Sellers or the transfer of the Excluded Assets by a Glass Machinery Share Company to Black & Decker or any of its Affiliates, shall be borne by the party primarily obligated therefor under Applicable Law (or, absent Applicable Law, local custom) and (ii) all fees and charges, including notarial charges, associated with the registration and transfer of Intellectual Property shall be paid by Black & Decker. Each of Buyer and Black & Decker shall reimburse the other for 50% of any such fees and taxes and charges paid by the other promptly upon presentation of a demand therefor consistent with this Section 12.03, provided that Buyer's obligation to pay such fees and taxes or reimburse Black & Decker for 50% of such fees and taxes paid by Black & Decker shall be limited to a maximum amount of $500,000.

         Section 12.04 Successors and Assigns. The provisions of the Transaction Documents shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party.

         Section 12.05 Disclosure. Certain information set forth in the Disclosure Schedules has been included and disclosed solely for informational purposes and may not be required to be disclosed pursuant to the terms and conditions of the Transaction Documents. The disclosure of any such information shall not be deemed to constitute an acknowledgment or agreement that the information is required to be disclosed in connection with the representations and warranties made in the Transaction Documents or that the information is material, nor shall any information so included and disclosed be deemed to establish a standard of materiality or otherwise used to determine whether any other information is material. It is understood and agreed by the parties that in cases where a representation and warranty excepts from its scope matters that are "specifically disclosed" only those items marked with an asterisk on the referenced Disclosure Schedule shall be deemed to have been so specifically disclosed and that any other disclosures shall not be deemed to be sufficiently specific to operate as an exception to such representation and warranty whatsoever.

         Section 12.06 Construction. As used in the Transaction Documents, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and the singular shall include the plural.

         Section 12.07     Entire Agreement.

         (a) The Transaction Documents and any other agreements contemplated thereby (including, to the extent contemplated herein, the Confidentiality Agreement) constitute the entire agreement among the parties with respect to the subject matter of such documents and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter thereof.

         (b) The parties hereto acknowledge and agree that no representation, warranty, promise, inducement, understanding, covenant or agreement has been made or relied upon by any party hereto other than those expressly set forth in the Transaction Documents. Without limiting the generality of the disclaimer set forth in the preceding sentence, (i) none of the parties to this Agreement has made or shall be deemed to have made any representations or warranties, in any presentation or written information relating to the Glass Machinery Business given or to be given in connection with the Contemplated Transactions, in any filing made or to be made by or on behalf of any such parties with any Governmental Authority, and no statement, made in any such presentation or written materials, made in any such filing or contained in any such other information shall be deemed a representation or warranty hereunder or otherwise, and (ii) Black & Decker, on its own behalf and on behalf of the other Sellers, expressly disclaims any implied warranties, including but not limited to warranties of fitness for a particular purpose and warranties of merchantability. Buyer acknowledges that Black & Decker has informed them that no Person has been authorized by Black & Decker or any of its Affiliates to make any representation or warranty in respect of the Glass Machinery Business or in connection with the Contemplated Transactions, unless in writing and contained in this Agreement or in any of the Transaction Documents to which they are a party. Black & Decker acknowledges that Buyer has informed them that no Person has been authorized by Black & Decker or any of its Affiliates to make any representation or warranty in respect of the Glass Machinery Business or in connection with the Contemplated Transactions, unless in writing and contained in this Agreement or in any of the Transaction Documents to which they are a party.

         (c) Except as expressly provided herein or in any other Transaction Document, no Transaction Document or any provision thereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         Section 12.08 Governing Law. Except as otherwise provided in any of the Transaction Documents, this Agreement and the other Transaction Documents shall be construed in accordance with and governed by the law of the State of Maryland (without regard to the choice of law provisions thereof).

         Section 12.09 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

         Section 12.10 Jurisdiction. Any dispute, controversy or claim arising out of or relating to the Transaction Documents or the Contemplated Transactions or the breach, termination or invalidity thereof, shall exclusively be settled by arbitration in accordance with the UNCITRAL Arbitration Rules as at present in force. In addition, or in exception as the case may be, to such rules, Black & Decker and Buyer agree on the following rules with respect to the arbitration:

         (a) The number of arbitrators shall be three and each party shall appoint one arbitrator and the two party-appointed arbitrators shall appoint the chairman. In case (i) the defendant party fails to appoint its arbitrator within thirty days of receipt of the claimant party's request for arbitration or (ii) if the two party-appointed arbitrators fail to nominate the chairman within forty days of the nomination of the defendant party-appointed arbitrator, the appointing authority shall appoint (x) the second party-appointed arbitrator (who then, together with the plaintiff party-appointed arbitrator, shall appoint the chairman in accordance with the above) or (y) the chairman, whatever the case is. In case the claimant party fails to appoint its arbitrator, the request for arbitration shall not be deemed to be valid.

         (b) The appointing authority shall be the International Chamber of Commerce (ICC) acting in accordance with the Rules adopted by the ICC for such purpose.

         (c) The chairman shall be of British nationality. All arbitrators shall be practicing lawyers, attorneys, professors of law or judges and shall have proven experience in arbitrating business and financial disputes; they shall not be older than the age of sixty-five at the time of their appointment.

         (d) The arbitrators shall have sole jurisdiction to decide on their own competence.

         (e) At the request of any of the parties the arbitrators may take any interim measures deemed necessary in respect of the subject matter of the dispute; such interim measures may be established in the form of an interim award; the parties undertake to abide voluntarily by such measures ordered by the arbitrators.

         (f) The language of the arbitration shall be the English language.

         (g) The arbitration shall have its seat in Brussels. The arbitrators shall be free to hold hearings and meetings elsewhere.

         (h) The arbitral award (including any interim award) shall be final and binding upon the parties. The parties undertake to carry out the award (including any interim or partial awards) without delay and they are waiving any rights of appeal insofar as such waiver can validly be made.

         (i) The parties hereby expressly waive the right to avail themselves of any defense of non-arbitrability and of any privileges or immunities from jurisdiction, suit and/or execution/ enforcement with respect to any proceedings instituted in connection with these Transaction Documents or the Contemplated Transactions before any panel of arbitrators appointed in accordance with these provisions or any state courts (including the state court which could have jurisdiction to deal with interim measures of protection, attachments or recognition or enforcement proceedings).

         Section 12.11 Severability. Any provision of the Transaction Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the
Transaction Documents or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent any provision of the Transaction Documents is determined to be prohibited or unenforceable in any jurisdiction Black & Decker and Buyer agree to use reasonable efforts, and agree to cause their Affiliates, as the case may be, to use reasonable efforts, to substitute one or more valid, legal and enforceable provisions that, insofar as practicable implement the purposes and intent of the prohibited or unenforceable provision.

         Section 12.12 Bulk Sales. Buyer hereby waives compliance by Black & Decker and each Seller of Transferred Assets located in the United States of America, in connection with the Contemplated Transactions, with the provisions of Article 6 of the Uniform Commercial Code as adopted in any states or jurisdictions where any of the Transferred Assets are located, and any other applicable bulk sales laws with respect to or requiring notice to Black & Decker's (or any Seller's) creditors, as the same may be in effect on the Closing Date. Black & Decker shall indemnify and hold harmless Buyer against any and all Damages which may be incurred by Buyer as a result of noncompliance with any such bulk sales law.

         IN WITNESS WHEREOF, the parties hereto caused this Agreement to be duly executed by their respective authorized officers on the day and year first above written.

                                       THE BLACK & DECKER CORPORATION


                                       By: /s/ CHARLES E. FENTON
                                             Charles E. Fenton
                                             Senior Vice President


                                       BUCHER HOLDING AG


                                       By: /s/ RUDOLF HAUSER
                                             Rudolf Hauser
                                             CEO

                                                                       EXHIBIT A

                                   DEFINITIONS

(a)      The following terms have the following meanings:

         "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person. For purposes of determining whether a Person is an Affiliate, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of securities, contract or otherwise.

         "Affiliated Group" means one or more corporations which (a) include any of the Glass Machinery Share Companies and (b) for purposes of the tax laws of any nation are required to or have elected to file Consolidated Returns with one or more Affiliates of Black & Decker other than a Glass Machinery Company.

         "Applicable Law" means, with respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, decree or other requirement of any Governmental Authority (including any Environmental Law) applicable to such Person or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's, employee's, consultant's or agent's activities on behalf of such Person).

         "Arbitration Cases" means the two arbitration proceedings pending before the Court of Arbitration of the International Chamber of Commerce in London, England between Emhart Glass SA and a customer of Emhart Glass SA.

         "Arbitration Cases Customer Receivables" means the accounts receivable due to Emhart Glass SA by the customer of Emhart Glass SA that is the party that is adverse to Emhart Glass SA in the Arbitration Cases and relate to the work performed or products sold by Emhart Glass SA for and to such customer pursuant to the contracts that are the subject matter of the Arbitration Cases.

         "Asbestos Claims" means any claim made by a third party seeking Damages resulting from exposure to asbestos contained in any machine manufactured and sold by the Glass Machinery Business prior to Closing.

         "Assumed Liabilities" means all liabilities and obligations of each Seller of Transferred Assets to the extent relating to or arising out of the operation, affairs and conduct of the Glass Machinery Business or the Transferred Assets, of any kind, character or description, whether liquidated or unliquidated, known or unknown, fixed or contingent, accrued or unaccrued, absolute, determined, determinable or indeterminable or otherwise, whether or not reflected or reserved against in the Opening Statement or in the calculation of the Final Net Tangible Asset Amount and whether presently in existence or arising hereafter, except for Excluded Liabilities, including but not limited to the following:

                  (i) all liabilities and obligations relating to the Glass Machinery Business or the Transferred Assets, whether accrued, liquidated, contingent, matured or unmatured, at or prior to the Closing, that (a) are set forth on, reflected or referred to in the Opening Statement, (b) are specifically disclosed in any of the Disclosure Schedules delivered hereunder,
(c) would be subject to disclosure in any of the Disclosure Schedules delivered in connection with any of Black & Decker's representations and warranties but for the materiality standards contained in such representation and warranty, (d) are reflected in the Final Net Tangible Asset Amount as determined in accordance with Section 2.04 herein (including without limitation accounts payable and reserves reflected as contra-asset accounts) or (e) are otherwise a liability or obligation that a Buyer Company is expressly assuming pursuant to this Agreement;

                  (ii) all liabilities and obligations arising under Contracts to the extent they relate exclusively to the Glass Machinery Business, whether or not the Contracts have been completed or terminated prior to the Closing Date, including, without limitation, any such liabilities and obligations arising from or relating to the performance or non-performance of the Contracts by the Glass Machinery Business, a Buyer Company or any other Person, whether arising prior to, on or after the Closing Date, except to the extent they constitute Excluded Liabilities;

                  (iii) all liabilities and obligations in respect of employees and former employees of the Glass Machinery Business, and beneficiaries of employees and former employees of the Glass Machinery Business, including, without limitation, liabilities and obligations under or relating to WARN or any similar state or local law to the extent relating to or arising out of any actions taken by a Buyer Company on or after the Closing Date, except to the extent otherwise provided in Exhibit D to be retained by Black & Decker or any Seller;

                  (iv) all liabilities and obligations in respect of Transferred Employees and dependents and beneficiaries of Transferred Employees under Employee Plans and Benefit Arrangements, except to the extent otherwise provided in Exhibit D to be retained by Black & Decker or any Seller;

                  (v) all liabilities and obligations relating to warranty obligations or services with respect to any product sold or service provided by the Glass Machinery Business prior to, on or after the Closing Date;

                  (vi) all Environmental Liabilities,  except to the extent they
(i) constitute Excluded Liabilities or (ii) are subject to indemnification pursuant to Section 10.02(b)(iii);

                  (vii) all liabilities and obligations (except to the extent they constitute Environmental Liabilities, which shall be governed by the foregoing clause (vii)) relating to the Occupational Safety and Health Act of 1970, as amended, and any regulations, decisions or orders promulgated thereunder, together with any state or local law, regulation or ordinance pertaining to worker, employee or occupational safety or health in effect as the same may be amended, supplemented or superseded, whether arising prior to, on or after the Closing Date;

                  (viii) all liabilities and obligations arising from or relating to governmental, judicial or adversarial proceedings (public or private), litigation, suits, arbitration, disputes, claims, causes of action or investigations (collectively, "Proceedings") arising from or directly or indirectly relating to the Glass Machinery Business or any Transferred Assets, whether or not accrued, liquidated, contingent, matured, unmatured, or known or unknown to Black & Decker or any Seller or Buyer at or prior to the Closing, except for liabilities and obligations of a type contemplated by the foregoing clause (v), which shall be governed by such clause; and

                  (ix) all liabilities and obligations for sales, use and value added taxes, gross receipts taxes, property taxes, licenses, employee and employer withholding and unemployment taxes and other Taxes which are not Income Taxes.

         "Benefit Arrangements" means all life and health insurance, hospitalization, savings, bonus, deferred compensation, incentive compensation, bonus plans, stock option, stock purchase, severance pay, disability and fringe benefit plans, individual employment and severance and change of control contracts, and other policies and practices providing employee or executive compensation or benefits to employees or former employees of the Glass Machinery Business or any of their dependents, maintained or contributed to by the Glass Machinery Units, other than an Employee Plan.

         "Bridge Period" means a taxable year or taxable period which begins before the Closing Date and ends after the Closing Date.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Zurich, Switzerland are required by law to close.

         "Buyer Companies" means Buyer and each company designated by the Buyer to purchase Transferred Assets or Shares or to assume Assumed Liabilities.

         "Closing Date" means the date of the Closing.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Confidentiality Agreement" means the letter agreement dated March 27/30, 1998, by and between Black & Decker and Buyer, as the same has been or may be amended from time to time.

         "Consolidated   Returns"   means  all  tax  returns   with  respect  to
Consolidated Taxes.

         "Consolidated Taxes" means all Taxes, penalties and interest due in respect of any transaction engaged in by any Affiliated Group for which Taxes are due.

         "Contemplated Transactions" means the transactions contemplated by the Transaction Documents.

         "Contest"   means  any  audit,   investigation,   assessment,   appeal,
proceeding or litigation relating to Taxes.

         "Contracts" means all contracts, agreements, leases (including leases of real property), licenses, commitments, sales and purchase orders, and other instruments of any kind, whether written or oral.

         "Corporate Pass Through Charges" means amounts charged by Black & Decker and its Affiliates to a Glass Machinery Unit for the administration of payroll, payroll taxes, insurance and other employee benefit programs with respect to U.S. employees, certain insurance and risk management programs, certain out-of-pocket expenses associated with the filing, protection and maintenance of Intellectual Property, and the costs borne by Black & Decker and its Affiliates with respect to the employment by such Person of the Active Employees listed on Attachment XVI hereto, all as allocated and charged to the Glass Machinery Units in accordance with past practice.

         "Damages" means all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement, including, without limitation, reasonable costs, fees and expenses of attorneys, experts, accountants, appraisers, consultants, witnesses, investigators and any other agents or representatives of such Person (with such amounts to be determined net of any resulting Tax benefit actually received or realized and net of any refund or reimbursement of any portion of such amounts actually received or realized, including, without limitation, reimbursement by way of insurance or third party indemnification), but specifically excluding (i) any costs incurred by or allocated to an Indemnified Party with respect to time spent by employees of the Indemnified Party or any of its Affiliates, (ii) any lost profits or opportunity costs or punitive damages (except to the extent assessed in connection with a third-party claim with respect to which the Person against which such damages are assessed is entitled to indemnification hereunder), and (iii) the decrease in the value of any Transferred Asset or any asset of a Glass Machinery Share Company to the extent that such valuation is based on any use of such asset other than its use as of the Closing Date.

         "Disclosure Schedules" means the Disclosure Schedules provided by Black & Decker to Buyer pursuant to Exhibit B dated the date of this Agreement relating to the Agreement, as it may be amended from time to time in accordance with this Agreement.

         "Employee  Plans"  means  each  "employee  benefit  plan" as defined in
Section 3(3) of ERISA, maintained or contributed to by Black & Decker or an Affiliate of Black & Decker which provides benefits to employees of the Glass Machinery Business or their dependents.

         "Environmental Claim" means any written or oral notice, claim, demand, action, suit, complaint, proceeding or other communication by any third Person including, without limitation, any Governmental Authority alleging liability or potential liability (including without limitation liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Substances at any location, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Laws, or (iii) otherwise relating to obligations or liabilities under any Environmental Laws.

         "Environmental Laws" means any and all past and present statutes, laws (including common law), regulations, ordinances, judgments, orders, permits, codes, decrees or injunctions of any foreign (including, without limitation, the European Community and the European Union), federal, state or local governmental authority which (i) impose liability for or standards of conduct concerning the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of Hazardous Substances including, The Resource Conservation and Recovery Act of 1976, as amended, The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, The Superfund Amendment and Reauthorization Act of 1984, as amended, The Toxic Substances Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, to the extent it relates to the handling of and exposure to hazardous or toxic materials or similar substances, and any other so-called "Superfund" or "Superlien" law or (ii) otherwise relates to contamination, pollution or the protection of human health or the environment.

         "Environmental Liabilities" means all liabilities to the extent arising in connection with or in any way relating to the Glass Machinery Business or Black & Decker's or any of its Affiliates' use or ownership thereof, whether vested or unvested, contingent or fixed, actual or potential, which arise under or relate to Environmental Laws including, without limitation, (i) Remedial Actions, (ii) personal injury, wrongful death, economic loss or property damage claims, (iii) claims for natural resource damages, (iv) violations of law or (v) any Damages with respect thereto. Notwithstanding the foregoing, Environmental Liabilities shall not include any increased liabilities resulting from or arising out of a use of a facility constituting a Transferred Asset or owned or leased on the Closing Date by a Glass Machinery Share Company other than in the manner that such facility was used on the Closing Date.

         "ERISA" means the Employee Retirement Income Security act of 1974, as amended.

         "Excluded Assets" means with respect to each Seller of Transferred Assets and each Glass Machinery Share Company:

                  (i) cash and cash equivalents of a Glass Machinery Unit, including, without limitation, cash and cash equivalents used as collateral for letters of credit, deposits with utilities, insurance companies and other Persons, except to the extent any Glass Machinery Share Company has cash or cash equivalents on the Closing Date;

                  (ii) all original books and records that any Seller shall be required to retain pursuant to any Applicable Law (in which case copies of such books and records to the extent relating to the Glass Machinery Business shall be provided to Buyer upon request), or that contain information relating primarily to any business or activity of a Glass Machinery Unit not forming a part of the Glass Machinery Business, an Excluded Asset, and Excluded Liability or any employee of a Seller that is not a Transferred Employee;

                  (iii) all Tax assets of any Glass Machinery Unit (other than a Glass Machinery Share Company that is not a member of an Affiliated Group), other than (A) Tax assets relating to sales, use, value added and similar taxes, gross receipts taxes, property taxes, licenses, employee and employer withholding and unemployment taxes and other non-income related taxes and (B) Income Tax assets of a Glass Machinery Share Company that is not a member of an Affiliated Group to the extent provided in Section 7.07;

                  (iv) all assets of a Glass Machinery Unit not held or owned by or used primarily in connection with the Glass Machinery Business;

                  (v) all rights and claims of Black & Decker or any Seller under any of the Transaction Documents and the agreements and instruments delivered to Black & Decker or any Seller by a Buyer Company pursuant to any of the Transaction Documents;

                  (vi) all accounts receivable, notes receivable or similar claims or rights (whether or not billed or accrued) of the Glass Machinery Business from Black & Decker or any of its Affiliates, except for accounts receivable, notes receivable or similar claims or rights (whether billed or accrued) relating to materials sold or services rendered by a Glass Machinery Unit to any other Glass Machinery Unit;

                  (vii) all capital stock or any other securities of any Person other than the Shares and the partnership interest in the IPGR Partnership held by Emhart Glass Research, Inc.;

                  (viii) all Intellectual Property not used primarily in the Glass Machinery Business including, without limitation, the Emhart Trademarks (as defined in the Trademark Agreement) other than the rights granted pursuant to the Trademark Agreement;

                  (ix) all rights of a Glass Machinery Unit under insurance policies that insure a Glass Machinery Unit to the extent that any Excluded Liability constitutes an insured occurrence or insured claim thereunder;

                  (x) the Arbitration Cases Customer Receivables as reflected in
Note 1 to the Opening Statement up to a total amount of USD$745,000; and

                  (xi) except as otherwise expressly provided in Exhibit D, all assets related to Employee Plans and Benefit Arrangements.

         "Excluded Liabilities" means in respect of each Seller of Transferred Assets and each Glass Machinery Share Company the following liabilities and obligations:

                  (i) all liabilities and obligations of a Seller of Transferred Assets not arising out of the conduct of the Glass Machinery Business, except as otherwise specifically provided in the Transaction Documents;

                  (ii) all liabilities or obligations of any Glass Machinery Unit for any Tax arising from or with respect to the Transferred Assets or the operations of the Glass Machinery Business prior to the Closing, other than (A) Tax liabilities or obligations relating to sales, use, value added and similar taxes, gross receipts taxes, property taxes, licenses, employee and employer withholding and unemployment taxes and other Taxes that are not Income Taxes and
(B) Income Tax liabilities or obligations of a Glass Machinery Share Company that is not a member of an Affiliated Group to the extent that Buyer is responsible for such Income Tax liabilities pursuant to Section 7.07;

                  (iii) all liabilities or obligations, whether presently in existence or arising after the date of the Agreements, in respect of accounts payable, notes payable (including intercompany promissory notes and similar financing arrangements) or similar obligations (whether or not billed or accrued) to Black & Decker or any of its Affiliates, except for (A) the Insurance Liabilities, (B) liabilities and obligations for Corporate Pass Through Charges and (C) liabilities or obligations as of the Closing Date in respect of accounts payable, notes payable or similar obligations relating to specific services provided to and specific expenses payable by a Glass Machinery Unit to another Glass Machinery Unit;

                  (iv) all liabilities or obligations, whether presently in existence or arising after the date of the Agreement, relating to fees, commissions or expenses owed to any broker, finder, investment banker, accountant, attorney or other intermediary or advisor employed by Black & Decker in connection with the Contemplated Transactions;

                  (v) all liabilities or obligations retained by Black & Decker or any Seller pursuant to Exhibit D;

                  (vi) all liabilities or obligations related to Excluded Assets and not otherwise included in the Assumed Liabilities by express provision of this Agreement;

                  (vii) all liabilities or obligations related to claims of manufacturer or design defects (including Asbestos Claims) made prior to, on or after the Closing Date with respect to any products manufactured and sold or service provided by the Glass Machinery Business prior to the Closing Date (including liabilities and obligations in respect of investigations regarding product safety, product recalls and related matters), unless, except with respect to an Asbestos Claim, any such claim is based on an injury caused by the fact that the product to which such claim relates has been inspected, overhauled or upgraded after the Closing Date by any of the Buyer Companies or any of the Glass Machinery Share Companies;

                  (viii) all Environmental Liabilities, whether arising prior to, on or after the Closing Date, (1) relating to the disposal prior to Closing of Hazardous Substances at locations other than facilities included in the Transferred Assets (whether by fee ownership or leasehold interest) or facilities owned or leased on the Closing Date by a Glass Machinery Share Company, it being understood and agreed that the migration of Hazardous Substances in soil or groundwater from a facility included in the Transferred Assets or owned or leased by a Glass Machinery Share Company on the Closing Date to surrounding properties shall not be considered such a disposal of Hazardous Substances, or (2) relating to or arising out of conditions at, or the current or former operations at, any facilities or locations not included in the Transferred Assets (whether by fee ownership or leasehold interest) (including any predecessors to such facilities or locations) or facilities or locations not owned or leased on the Closing Date by a Glass Machinery Share Company;

                  (ix)   except  as  provided   in  Section   10.02(a)(v),   all
liabilities or obligations related to the Arbitration Cases; and

                  (x) all liabilities and obligations related to the litigation described in item 3 of Schedule B.11.

         "Financial Support Arrangements" means any obligations, contingent or otherwise, of a Person in respect of any indebtedness, obligation or liability (including assumed indebtedness, obligations or liabilities) of another Person, including but not limited to remaining obligations or liabilities associated with indebtedness, obligations or liabilities that are assigned, transferred or otherwise delegated to another Person, if any, letters of credit and standby letters of credit (including any related reimbursement or indemnity agreements), direct or indirect guarantees, endorsements (except for collection or deposit in the ordinary course of business), notes co-made or discounted, recourse agreements, take-or-pay agreements, keep-well agreements, agreements to purchase or repurchase such indebtedness, obligation or liability or any security therefor or to provide funds for the payment or discharge thereof, agreements to maintain solvency, assets, level of income or other financial condition, agreements to make payment other than for value received and any other financial accommodations.

         "GAAP" means U.S. Generally Accepted Accounting Principles as in effect on the date of the Agreement.

         "Glass Machinery Business" means the development, production, distribution and sale of glass and glass container making machines and systems (and spare parts therefor) and glass container inspection machinery and systems (and spare parts therefor) and the repair, refabrication and modification of glass and glass container making machines and systems and glass container inspection machines and systems, all as engaged in by the Glass Machinery Units on the date of this Agreement.

         "Glass  Machinery  Company"  means each of the following  corporations:
Emhart Glass Machinery Investments, Inc., a Delaware corporation; Emhart Inc., a Delaware corporation; Emhart Sweden AB, a corporation formed under the laws of Sweden; Aktiebolaget Sundsvalls Verkstader, a corporation formed under the laws of Sweden; Emhart S.r.l., a corporation formed under the laws of Italy; Emhart Glass SA, a corporation formed under the laws of Switzerland; Emhart Glass Machinery (U.S.) Inc., a Delaware corporation; Emhart Glass Research, Inc., a Delaware corporation, Emhart Deutschland GmbH, a corporation formed under the laws of Germany; and Emhart (U.K.) Limited, a corporation formed under the laws of England.

         "Glass  Machinery  Division"  means  each of the  unincorporated  Glass
Machinery   Division  of  Black  &  Decker  Asia  Pacific  Pte.   Ltd.  and  the
unincorporated Glass Machinery Division of Nippon POP Rivets & Fasteners LTD.

         "Glass Machinery Financial Statements" means the entirety of (a) the special-purpose financial combining statements of operating income and net assets of the Glass Machinery Business, as attached in Attachment IX to this Agreement, (b) the Special Purpose Financial Statements (3/22/98) attached as Attachment XIII and (c) the Statement of the Proposed Final Net Tangible Assets to be established in accordance with Section 2.04(a).

         "Glass Machinery Share Company" means each Glass Machinery Company the Shares of which are being sold, directly or indirectly, hereunder.

         "Glass Machinery Unit" means a Glass Machinery Company or a Glass Machinery Division.

         "Governmental Authority" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization (including, without limitation, the European Community and the European Union) or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

         "Hazardous Substances" means all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials, pollutants, contaminants and all other materials, substances and forces regulated pursuant to, or that could form the basis of liability under any Environmental Law.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Income Taxes" means any income, gains, net worth, surplus, franchise or with respect to any interest, dividends or royalties, withholding taxes (including interest, penalties or other additions to Tax) imposed by a Tax Authority.

         "Intellectual Property" means all patents, copyrights, technology, know-how, processes, trade secrets, inventions, proprietary data, formulae, research and development data and computer software programs; all trademarks, trade names, service marks and service names; all registrations, applications, recordings, licenses and common-law rights relating thereto, all rights to sue at law or in equity for any infringement or other impairment thereto, including the right to receive all proceeds and damages therefrom, and all rights to obtain renewals, continuations, divisions or other extensions of legal protections pertaining thereto; and all other United States, state and foreign intellectual property.

         "Intellectual Property Assignment Agreements" means Assignment of United States Trademarks, Trademark Registrations and Applications for Registration, Assignment of Foreign Trademarks, Trademark Registrations and Applications for Registration, Assignment of United States Patents and Patent Applications and Assignment of Foreign Patents and Application for Patents, in the forms contemplated by Attachments VIII, X, XI and XII to this Agreement.

         "Inventory" means all items of inventory notwithstanding how classified in the financial records of a Glass Machinery Unit, including all raw materials, work-in-process and finished goods, reconditioned products and products to be reconditioned products.

         "IRS" means the Internal Revenue Service.

         "Liens" means any pledge, security, interest, lien, charge, encumbrance, mortgage, trust deed, or other restriction having like or similar effect on sale, transfer or disposition, whether imposed by agreement, law or otherwise..

         "Material Adverse Effect" means (i) with respect to the Glass Machinery Business, a material adverse effect on the assets, properties, business, financial condition (including the tax position) or results of operations of the Glass Machinery Business taken as a whole, or (ii) with respect to any other Person, a material adverse effect on the assets, properties, business, financial condition (including the tax position) or results of operations of such Person and its Subsidiaries taken as a whole.

         "Net Tangible Assets" means (i) all Transferred Assets of the Glass Machinery Business, plus (ii) all assets of a Glass Machinery Share Company, other than any Excluded Asset minus (iii) all (1) Assumed Liabilities of the Glass Machinery Business, (2) all liabilities of a Glass Machinery Share Company, other than any Excluded Liability and (3) goodwill, all expressed in U.S. dollars and as calculated in accordance with the practices and policies that were employed in the preparation of the Opening Statement, determined, in each case, consistent with the Opening Statement and in accordance with Note 12 thereto and, in the case of the Final Net Tangible Asset Amount, Attachment XVIII..

         "Non US Benefit Arrangements" means Benefit Arrangements in respect of Non US Transferred Employees.

         "Non US Transferred Employees" means Transferred Employees who are not US Transferred Employees.

         "Opening Statement" means the Statement of Net Assets contained in the Special Purpose Financial Statements for the quarter ended March 22, 1998 together with the notes thereto, as attached in Attachment XIII to this Agreement.

         "Permitted Liens" means any of the following:

                  (i) Liens for Taxes that (x) are not yet due or  delinquent or
(y) are being contested in good faith by appropriate proceedings;

                  (ii) statutory Liens or landlords', carriers', warehousemen's, mechanic's, suppliers', materialmen's or other like Liens arising in the ordinary course of business with respect to amounts not yet overdue for a period of 60 days or amounts being contested in good faith by appropriate proceedings;

                  (iii) easements, rights of way, restrictions and other similar charges or encumbrances on real property interests, that, individually or in the aggregate, do not materially interfere with the ordinary course of operation of the Glass Machinery Business or the use of any such real property for its current uses;

                  (iv) leases or subleases granted to others that do not materially interfere with the ordinary conduct of the Glass Machinery Business;

                  (v)  with  respect  to  real   property,   title   defects  or
irregularities that do not in the aggregate materially impair the use of such real property for its current use;

                  (vi) Liens in favor of a customer of the Glass Machinery Business arising in the ordinary course of business;

                  (vii) Liens, title defects, encumbrances, easements and restrictions, invalidities of leasehold interests (collectively, "Encumbrances") that have not had, and could not reasonably be expected to have, a Material Adverse Effect on the Glass Machinery Business; and

                  (viii) Encumbrances specifically disclosed in the Disclosure Schedule or taken into account in the Opening Statement.

         "Person" means an individual, a corporation, a general partnership, a limited partnership, a limited liability company, limited liability partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Post-Closing Period" means any taxable period ending on or after the Closing Date.

         "Pre-Closing Period" means any taxable period that ends before the Closing Date.

         "Remedial Action(s)" means the investigation, clean-up or remediation of contamination or environmental damage caused by, related to or arising from the generation, use, handling, treatment, storage, transportation, disposal, discharge, release, or emission of Hazardous Substances, including, without limitation, investigations, response, removal and remedial actions under The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, corrective action under The Resource Conservation and Recovery Act of 1976, as amended, and clean-up requirements under similar Environmental Laws.

         "Representatives" means (i) with respect to Buyer, any of the "Representatives" as defined in the Confidentiality Agreement and (ii) with respect to B&D or any Seller, each of its respective directors, officers, advisors, attorneys, accountants, employees or agents.

         "Seller" means, each Seller of Shares and Transferred Assets as set forth on Schedule 2.01.

         "Services Agreement" means the Services Agreement substantially in the form contemplated by Attachment XIV to this Agreement, as the same may be amended from time to time.

         "Shares" means all of the issued and outstanding shares of the following Glass Machinery Companies which are being sold, to a Buyer Company pursuant to this Agreement: Emhart (U.K.) Limited; Emhart Sweden AB; Aktiebolaget Sundsvalls Verkstader; Emhart S.r.l; Emhart Glass Machinery (U.S.) Inc. and Emhart Glass Research, Inc.

         "Subsidiary" as it relates to any Person, shall mean with respect to any Person, any corporation, partnership, joint venture or other legal entity of which such Person, either directly or through or together with any other Subsidiary of such Person, owns more than 50% of the voting power in the election of directors or their equivalents, other than as affected by events of default.

         "Supplemental Agreements" means, collectively, the Supplemental Asset Sale Agreements, and the Supplemental Share Sale Agreements.

         "Supplemental Asset Sale Agreement" means each agreement between each Seller of Transferred Assets and Assumed Liabilities and a Buyer Company, substantially in the form of Attachment II-1, pursuant to which such Seller is to transfer to a Buyer Company Transferred Assets and Assumed Liabilities.

         "Supplemental Share Sale Agreement" means each agreement between each Seller of Shares and a Buyer Company, substantially in the form of Attachment II-2, pursuant to which such Seller is to transfer to a Buyer Company Shares and a Glass Machinery Share Company is to convey and assign to such Seller the Excluded Assets and Excluded Liabilities of such Glass Machinery Share Company.

         "Tax Authority" means a foreign or United States federal, state or local Governmental Authority having jurisdiction over the assessment, determination, collection or imposition of any Tax or any private party having such authority under applicable tax law.

         "Tax Returns" means all returns (including information returns), declarations, reports, estimates and statements regarding Taxes, required to be filed with any Tax Authority.

         "Taxes" means all taxes, charges, fees, levies or other assessments, including without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, value added, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property, net worth, capital or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Tax Authority.

         "Trademark Agreement" means the Trademark Agreement to be executed by the parties substantially in the form of Attachment III.

         "Transaction Documents" means this Agreement, the Supplemental Agreements the Services Agreement, the Intellectual Property Assignment Agreements, the Trademark Agreement, and any exhibits or attachments to any of the foregoing, as the same may be amended from time to time.

         "Transferred Assets" means, other than Excluded Assets, all of the assets, properties, rights, licenses, permits, Contracts, causes of action and business of every kind and description as the same shall exist on the Closing Date, wherever located, real, personal or mixed, tangible or intangible, owned by, leased by or in the possession of the Glass Machinery Divisions and Emhart Glass Machinery Investments, Inc., Emhart Inc., Emhart Glass SA and Emhart Deutschland GmbH, whether or not reflected in the books and records thereof, and held or used primarily in the conduct of the Glass Machinery Business as the same shall exist on the Closing Date, and including, without limitation, except as otherwise specified herein, all direct or indirect right, title and interest of any Seller of Transferred Assets in, to and under:

                  (i) all personal property and interests therein (other than Intellectual Property), including machinery, equipment, furniture, office equipment, communications equipment, vehicles, storage tanks, spare and replacement parts, fuel and other tangible property (and interests in any of the foregoing) owned by any such Seller that are used primarily in connection with the Glass Machinery Business;

                  (ii) all Inventory that is owned by any such Seller and held for sale, use or consumption primarily in the Glass Machinery Business;

                  (iii) all Contracts that relate primarily to the Glass Machinery Business to which any such Seller is a party or by which it is bound;

                  (iv) all accounts, accounts receivable and notes receivable whether or not billed, accrued or otherwise recognized in the Opening Statement or taken into account in the determination of the Final Net Tangible Asset Amount, together with any unpaid interest or fees accrued thereon or other amounts due with respect thereto of any such Seller to the extent they relate to the Glass Machinery Business, and any security or collateral for any of the foregoing;

                  (v) all expenses that have been prepaid by any such Seller to the extent relating to the operation of the Glass Machinery Business, including but not limited to ad valorem Taxes, lease and rental payments;

                  (vi) all of any such Seller's rights, claims, credits, causes of action or rights of set-off against Persons, other than Black & Decker or any of its Affiliates, to the extent relating to the Glass Machinery Business or the Transferred Assets, including, without limitation, unliquidated rights under manufacturers' and vendors' warranties;

                  (vii) all Intellectual Property of any such Seller (other than Intellectual Property constituting an Excluded Asset) used or held for use primarily in the Glass Machinery Business, including the goodwill of the Glass Machinery Business symbolized thereby, it being understood and agreed that the Intellectual Property used or held for use primarily in the Glass Machinery Business that is registered or as to which an application for registration is pending is listed on Attachment XV;

                  (vii) all transferable franchises, licenses, permits or other governmental authorizations owned by, or granted to, or held or used by, any such Seller and primarily related to the Glass Machinery Business;

                  (ix) except to the such Seller is required to retain the originals pursuant to any Applicable Law (in which case copies will be provided to Buyer upon request), all business books, records, files and papers, whether in hard copy or computer format, of any such Seller used primarily in the Glass Machinery Business, including, without limitation, books of account, invoices, engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, lists of present and former customers, personnel and employment records of present or former employees, documentation developed or used for accounting, marketing, engineering, manufacturing, or any other purpose relating primarily to the conduct of the Glass Machinery Business at any time prior to the Closing;

                  (x)      all Tax assets that are not an Excluded Asset;

                  (xi) the right to represent to third parties that Buyer is the successor to the Glass Machinery Business; and

                  (xii) all insurance proceeds due or to become due to any such Seller (except to the extent relating to Excluded Assets or Excluded Liabilities, net of any retrospective premiums, deductibles, retention or similar amounts, arising out of or related to damage, destruction or loss of any property or asset of or used primarily in connection with the Glass Machinery Business to the extent of any damage or destruction that remains unrepaired, or to the extent any property or asset remains unreplaced at the Closing Date.

         "US Benefit Arrangements" means Benefit Arrangements in respect of US Transferred Employees.

         "US Transferred Employees" means Transferred Employees employed by the Glass Machinery Business in the United States.

         "WARN" means the Worker Adjustment Retraining and Notification Act, as amended.

(b) "To the knowledge," "known by" or "known" (and any similar phrase) means (i) with respect to Black & Decker, to the actual knowledge of any of the General Counsel, Chief Financial Officer, Controller and Treasurer of Black & Decker, the President of the Glass Machinery Business and the controller of each Glass Machinery Unit, and shall be deemed to include a representation that a reasonable investigation or inquiry of the subject matter thereof has been made of such individuals, and (ii) with respect to Buyer, to the actual knowledge of Senior Vice Presidents or higher ranking officers of Buyer, and shall be deemed to include a representation that a reasonable investigation or inquiry of the subject matter thereof has been made of such individuals.

(c) "Specifically disclosed" or "specific disclosures" shall only mean those disclosures made in the Disclosure Schedules which are indicated with an asterisk.

(d) Each of the following terms is defined in the Section set forth opposite such term:

                  Term                                                   Section

         Active Employee....................................................D.01
         Adjusted Purchase Price............................................2.02
         Agreement......................................................Preamble
         Black & Decker.................................................Preamble
         Buyer..........................................................Preamble
         Buyer's Carryback ................................................ 7.07
         Seller's Carryforward .............................................7.07
         Buyer's Swiss Pension Plan ....................................... D.18
         Buyer's U.K. Pension Plan ........................................ D.15
         Buyer's U.S. Pension Plan  ....................................... D.08
         Buyer Period  .................................................... 7.08
         Closing............................................................2.03
         Competing Business.................................................5.06
         Encumbrances..........................................................A
         Exchange Consideration.............................................2.02
         Final Net Tangible Asset Amount....................................2.04
         Hedge Closure Confirmation ....................................... 7.08
         Hedge Contracts .................................................. 7.08
         Indemnified Claim.................................................10.03
         Indemnified Party.................................................10.03
         Indemnifying Party................................................10.03
         Insurance Liabilities..............................................6.03
         Non-U.S. Transferred Employee......................................D.__
         Leased Real Property...............................................B.07
         Owned Real Property................................................B.07
         PBGC...............................................................B.18
         Proceedings.......................................................    A
         Proposed Final Net Tangible Asset Amount...........................2.04
         Referee...........................................................10.03
         Seller Period .....................................................7.07
         Seller's German Pension Plan ......................................D.16
         Seller's Hourly Pension Plan ..................................... D.09
         Seller's Japanese Plan ............................................D.17
         Seller's Savings Bank .............................................D.10
         Seller's Swiss Pension Plan .......................................D.18
         Seller's U.K. Pension Plan ....................................... D.15
         Seller's U.S. Pension Plan.........................................D.08
         Successor Hourly Pension Plan .....................................D.09
         Successor Savings Plan.............................................D.10
         Surviving Representations or Covenants............................10.01
         Systems...........................................................B.21
         Third Party Claim.................................................10.03
         Transferred Employees..............................................D.01

                                                                       EXHIBIT B


                REPRESENTATIONS AND WARRANTIES OF BLACK & DECKER


         Black & Decker hereby represents and warrants to Buyer, that:

         B.01 Corporate Existence and Power. Black & Decker is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Maryland. Each Seller of Transferred Assets and each Glass Machinery Share Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state or jurisdiction of its incorporation and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on the Glass Machinery Business as now conducted. Each Seller of Transferred Assets and each Glass Machinery Share Company is duly qualified to do business as a foreign corporation in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary to carry on the Glass Machinery Business as now conducted, except where the failure to be so qualified has not been, and could not reasonably be expected to be material to the Glass Machinery Business.

         B.02 Corporate Authorization. The execution, delivery and performance by Black & Decker and each Seller of each of the Transaction Documents to which it is a party and the consummation by Black & Decker and each Seller of the Contemplated Transactions are within its corporate powers and have been duly authorized by all necessary corporate action on its part. Each of the Transaction Documents to which it is a party constitutes or will constitute at Closing a legal, valid and binding agreement of Black & Decker and each Seller, enforceable against it in accordance with its terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         B.03 Capitalization. The designations of each class of the capital stock of each of the Glass Machinery Share Companies, and the number of authorized and issued shares thereof is as described on Schedule B.03. All of the Shares and all other capital stock or other securities of the Glass Machinery Share Companies have been validly issued and are fully paid and nonassessable. Except as described in Schedule B.03, no shares of capital stock or other securities of any of the Glass Machinery Share Companies are held in treasury, and there are no other issued or outstanding shares of capital stock or other securities of the Glass Machinery Share Companies and no other issued or outstanding securities of any of the Glass Machinery Share Companies that are at any time convertible into or exchangeable or exercisable for any capital stock or other securities of any of such Glass Machinery Companies. None of the Glass Machinery Share Companies are subject to any commitment or obligation that would require the issuance or sale of additional shares of capital stock or other securities of any of such Glass Machinery Companies at any time under options, subscriptions, warrants, rights or any other obligations. There are no agreements, commitments, restrictions or arrangements (whether or not legally enforceable) relating to ownership (including without limitation repurchase or redemption) or voting of any shares of capital stock or other securities of any Glass Machinery Share Companies. Except as set forth on Schedule B.03, no Glass Machinery Share Company has, nor any of the Transferred Assets includes, any Subsidiary or any equity interest or other investment in any corporation, partnership, joint venture or other entity of any kind other than another Glass Machinery Company.

         B.04 Ownership of Shares. The Persons listed in Schedule B.03 are the record and beneficial owners of the Shares, all of which are free of any lien, security interest, charge, encumbrance or claim. Such Persons have, or will have on the Closing Date, the right to, and will in fact, transfer to the Buyer or Buyer's Companies complete and unencumbered legal and equitable title to the Shares which are to be transferred to the Buyer or Buyer's Companies.

         B.05 Governmental Authorization. The execution, delivery and performance by Black & Decker and each Seller of the Transaction Documents to which it is a party require no action by or in respect of, or consent or approval of, or filing with, any Governmental Authority other than:

                           (i) compliance with any applicable requirements of the HSR Act;

                           (ii) actions, consents, approvals or filings set forth in Schedule B.05 or otherwise expressly referred to in this Agreement; and

                           (iii) such other consents, approvals, authorizations, permits and filings the failure to obtain or make would not be, in the aggregate, material to the Glass Machinery Business.

         B.06 Non-Contravention. Except as set forth in Schedule B.06, the execution, delivery and performance by Black & Decker and each Seller of each of the Transaction Documents to which it is a party do not and will not (i)(A) contravene or conflict with the charter or bylaws of Black & Decker, a Seller or any Glass Machinery Share Company, (B) assuming compliance with the matters referred to in Section B.05, contravene or conflict with or constitute a violation of any provisions of any Applicable Law binding upon Black & Decker, a Seller or any Glass Machinery Share Company; (C) assuming compliance with the matters referred to in Section B.05, constitute a default under or give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit relating exclusively to the Glass Machinery Business to which a Seller of the Transferred Assets is entitled under, any Contract binding upon such a Seller relating exclusively to the Glass Machinery Business or by which any of the Transferred Assets is or may be bound or any license, franchise, permit or similar authorization held by such a Seller relating exclusively to the Glass Machinery Business; or (D) assuming compliance with the matters referred to in Section B.05, constitute a default under or give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which a Glass Machinery Share Company is entitled under any Contract (other than an Excluded Asset) to which such a Glass Machinery Share Company is a party or may be bound or any license, franchise, permit or similar authorization held by such a Glass Machinery Share Company; except, in the case of clauses (B), (C) and (D) for any such contravention, conflict, violation, default, termination, cancellation, acceleration or loss that could not reasonably be expected to be material to the Glass Machinery Business or (ii) result in the creation or imposition of any Lien on any Transferred Asset or asset (other than Excluded Assets) of a Glass Machinery Share Company, other than Permitted Liens.

         B.07 Financial Statements. The Glass Machinery Financial Statements present fairly the financial position and results of operations of the Glass Machinery Business at the dates and for the periods set forth therein, in conformity with the principles and procedures set forth in the notes thereto.

         B.08 Absence of Certain Changes. Except for matters that would be permitted in accordance with Section 5.01 if they occurred after the date of this Agreement or as specifically disclosed in Schedule B.08, from March 22, 1998 to the date of this Agreement, there has not been any material adverse change in the business, financial condition (including its tax position) or results of operations of the Glass Machinery Business and there has not been:

                  (a) any event or occurrence that has been material to the Glass Machinery Business, other than those resulting from changes, whether actual or prospective, in general conditions applicable to the industries in which the Glass Machinery Business is involved or general economic conditions;

                  (b) any material damage, destruction or other casualty loss affecting (i) the Glass Machinery Business or (ii) any material assets that would constitute Transferred Assets if owned, held or used by a Seller of Transferred Assets on the Closing Date or (iii) any material asset (other than an Excluded Asset) of a Glass Machinery Share Company;

                  (c) any transaction or commitment made, or any Contract entered into (i) by a Glass Machinery Share Company, or (ii) by a Seller of Transferred Assets relating primarily to the Glass Machinery Business or any assets that would constitute Transferred Assets if owned, held or used by such a Seller on the Closing Date (including the acquisition or disposition of any assets), in either case, material to the Glass Machinery Business taken as a whole, other than transactions and commitments in the ordinary course of business and those contemplated by this Agreement;

                  (d) any termination or amendment (i) by a Glass Machinery Share Company of any Contract (other than an Excluded Asset) or other right or
(ii) by a Seller of Transferred Assets of any Contract or other right relating primarily to the Glass Machinery Business, in either case, material to the Glass Machinery Business taken as a whole, other than terminations or amendments made in the ordinary course of business and those contemplated by this Agreement;

                  (e) any sale or other disposition by a Seller of Transferred Assets or a Glass Machinery Share Company, of more than an aggregate of $500,000 of assets (other than the sale of Inventory (including obsolete Inventory whether or not in the ordinary course of business) which would constitute Transferred Assets or assets (other than Excluded Assets) of a Glass Machinery Share Company on the Closing Date;

                  (f) any increase in the compensation of any current employee of the Glass Machinery Business at a level of vice president or above, other than nondiscretionary increases pursuant to Employee Plans or Benefit Arrangements specifically disclosed in Schedule B.20; and

                  (g) any cancellation, compromise, waiver or release by (i) a Seller of Transferred Assets of any claim or right (or a series of related rights and claims) related to the Glass Machinery Business, or (ii) a Glass Machinery Share Company of any claim or right (or a series of related rights and claims) other than, in either case, cancellations, compromises, waivers or releases in the ordinary course of business or relating to an Excluded Asset.

         B.09 Sufficiency of and Title to the Transferred Assets.

                  (a) Except as specifically disclosed in Schedule B.09, the Transferred Assets, and the assets (other than Excluded Assets) of the Glass Machinery Share Companies, together with the services to be provided to Buyer Companies pursuant to the Services Agreement, and the Intellectual Property to be transferred to Buyer pursuant to the Trademark Agreement, constitute, and on the Closing Date will constitute, all of the assets and services that are necessary to permit the operation of the Glass Machinery Business in substantially the same manner as such operations have heretofore been conducted.

                  (b) Except as specifically disclosed in Schedule B.09, subject to the receipt of any consents or approvals of any other Person, upon consummation of the Contemplated Transactions, Buyer will have acquired good and marketable title in and to, or a valid leasehold interest in, each of the Transferred Assets (other than any Intellectual Property), free and clear of all Liens, except for Permitted Liens.

                  (c) Schedule B.09 includes a true and complete list of all real property (i) owned by a Glass Machinery Share Company (or real property which such a Glass Machinery Company has the right to acquire), and (ii) owned by a Seller of Transferred Assets (or real property which such a Seller has the right to acquire in connection with its operation of the Glass Machinery Business) which is included in the Transferred Assets, (collectively, the "Owned Real Property"). Schedule B.09 sets forth (i) the address of each parcel of Owned Real Property and (ii) the owner of such Owned Real Property.

                  (d) Schedule B.09 includes a true and complete list of all agreements (together with any amendments thereof) pursuant to which (i) a Seller of Transferred Assets leases, subleases or otherwise occupies (whether as landlord, tenant, subtenant or other occupancy arrangement) any real property used in the Glass Machinery Business or (ii) a Glass Machinery Share Company, leases, subleases, or otherwise occupies (whether as landlord, tenant, subtenant or other occupancy arrangement) any real property in connection with the operation of the Glass Machinery Business (collectively, the "Leased Real Property"). Schedule B.09 sets forth (i) the address of each parcel of Leased Real Property and (ii) the owner of the leasehold, subleasehold or occupancy interest for each Leased Real Property.

         B.10 No Undisclosed Liabilities. There are (a) no liabilities (other than Excluded Liabilities) of a Glass Machinery Share Company, or (b) no liabilities of a Seller of Transferred Assets relating to the Glass Machinery Business that constitute Assumed Liabilities, in either case, of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

                           (i) liabilities disclosed in or provided for in the Opening Statement and liabilities for matters taken into account in the determination of the Final Net Tangible Asset Amount;

                           (ii) liabilities specifically (x) disclosed in Schedule B.10 and B.11, (y) related to any contract, agreement, lease, license, commitment, sales or purchase order or other undertaking disclosed in the Disclosure Schedules or (z) related to any Employee Plan or Benefit Arrangements identified in Exhibit D or disclosed in Schedule B.20;

                           (iii) liabilities incurred in the ordinary course of business since March 31, 1998;

                           (iv) liabilities not required to be accrued for or reserved against in accordance with GAAP; and

                           (v) liabilities in addition to those referenced in the foregoing clauses (i) through (iv), that in the aggregate could not reasonably be expected to be material to the Glass Machinery Business.

         B.11 Litigation. Except for Excluded Liabilities, as specifically disclosed in Schedule B.11 or reserved against or referred to in the Opening Statement, there is no action, suit, investigation or proceeding pending against, or to the knowledge of Black & Decker, threatened against or affecting, a Glass Machinery Share Company, the Glass Machinery Business or any Transferred Asset before any Governmental Authority that could reasonably be material to the Glass Machinery Business.

         B.12     Material Contracts.

                  (a) Except as set forth on Schedule B.12 and for Contracts that are Excluded Assets or Excluded Liabilities, as of the date hereof, the Sellers of Transferred Assets, with respect to the Glass Machinery Business, and the Glass Machinery Share Companies are not parties to or otherwise bound by or subject to:

                           (i) any Contract that involves the receipt or payment by any Glass Machinery Unit of more than $500,000 in any twelve (12) month period other than Contracts relating to the sale of goods or the provision of services by a Glass Machinery Unit entered in the ordinary course of business by such Glass Machinery Unit;

                           (ii) any written employment, severance, consulting or sales representative Contract (other than those that relate to Active Employees) which contains an obligation (excluding commissions) to pay more than $100,000 per year;

                           (iii) any Contract containing any covenant limiting the freedom of a Seller of Transferred Assets, with respect of the Glass Machinery Business or the operations of the Glass Machinery Business, or a Glass Machinery Share Company to engage in any line of business or compete with any Person in any geographic area in any material respect if such Contract will be binding after the Closing other than sales agency agreements granting exclusive territories to sales agents and Intellectual Property licenses or sharing agreements limiting the use of Intellectual Property;

                           (iv) any Contract in effect on the date of this Agreement relating to the disposition or acquisition of the assets of, or any interest in, any business enterprise other than in the ordinary course of business or, in the case of Sellers of Transferred Assets, Contracts which do not relate to the Glass Machinery Business;

                           (v) any Financial Support Arrangements;

                           (vi) any indebtedness for borrowed money that would constitute an Assumed Liability or a liability (other than an Excluded Liability) of a Glass Machinery Share Company, if in existence on the Closing Date, with a principal amount in excess of $500,000;

                           (vii) any offset agreement entered into in connection with an international sales transaction and relating to any Contract that imposes an obligation to perform that will continue in effect on or after the Closing Date; or

                           (viii) any other material Contract not otherwise disclosed in the Disclosure Schedules.

                  (b) Except as specifically disclosed in Schedule B.12, each Contract disclosed in Schedule B.12 is a legal, valid and binding obligation of the respective Seller or Glass Machinery Share Company enforceable against such Person in accordance with its terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and subject to the limitations imposed by general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity), and the respective Seller or Glass Machinery Share Company is not in breach or default and has not failed to perform any obligation thereunder, and, to the knowledge of Black & Decker, there does not exist any event, condition or omission which would constitute a breach or default (whether by lapse of time or notice or both) by any other Person, except, in either case, for any such default, failure or breach as has not had, and could not reasonably be expected to be material to the Glass Machinery Business.

         B.13 Licenses and Permits. Except as specifically disclosed in Schedule B.13, each Seller of Transferred Assets and each Glass Machinery Share Company has all material licenses, franchises, permits and other similar authorizations affecting, or relating in any way to, the Glass Machinery Business required by law to be obtained by each Seller of Transferred Assets and each such Glass Machinery Share Company to permit such Person to conduct the Glass Machinery Business in substantially the same manner as the Glass Machinery Business has heretofore been conducted.

         B.14 Finders' Fees. Except for Lehman Brothers Inc., whose fees will be paid by Black & Decker, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Black & Decker and, except for the employees who are parties to the agreements described in Section B.20(b)(xi), there is no employee of the Glass Machinery Business who might be entitled to any fee or commission from Black & Decker or Buyer or any of their Affiliates upon consummation of the Contemplated Transactions.

         B.15 Environmental Compliance. Except as specifically disclosed in Schedule B.15, the Glass Machinery Business conducted by the Sellers of
Transferred Assets and the business conducted by the Glass Machinery Share Companies, is and has been in substantial compliance with all applicable Environmental Laws, and each of the Sellers of the Transferred Assets and the Glass Machinery Share Companies has obtained all material permits, licenses and other authorizations that are required under applicable Environmental Laws. Except as specifically disclosed in Schedule B.15,(i) the Glass Machinery Business conducted by the Sellers of Transferred Assets and the business conducted by the Glass Machinery Share Companies is and has been in material compliance with the terms and conditions under which the permits, licenses and other authorizations referenced in the preceding sentence were issued or granted, (ii) the Sellers of Transferred Assets hold all material permits required by Environmental Laws that are appropriate and necessary to conduct the Glass Machinery Business as presently conducted in all material respects and to operate the Transferred Assets in all material respects as they are presently operated; (iii) the Glass Machinery Share Companies hold all material permits required by Environmental Laws that are appropriate and necessary to conduct their businesses as presently conducted in all material respects and to operate their assets (other than Excluded Assets) in all material respects as they are presently operated; (iv) no suspension, cancellation refusal to renew or termination of any permit referred to in clauses (ii) or (iii) is pending or threatened; (v) the Sellers of Transferred Assets have not received notice of any material Environmental Claim relating to or affecting the Glass Machinery Business or the Transferred Assets, and there is no such threatened Environmental Claim or any circumstances, conditions or events that could give rise to such a claim; (vi) the Sellers of Transferred Assets, in connection with the Glass Machinery Business or the Transferred Assets, have not entered into, agreed to, or are subject to any judgment, decree, order or other similar requirement of any Governmental Authority under any Environmental Laws; (vii) the Glass Machinery Share Companies have not received notice of any material Environmental Claim and there is no such threatened Environmental Claim; (viii) neither Black & Decker nor any of its Affiliates received written notice of any material Environmental Claim and there is no such threatened Environmental Claim or any circumstances, conditions or events that could give rise to such a claim;
(ix) the Glass Machinery Share Companies have not entered into, agreed in writing to, or are subject to any judgment, decree, order or other similar requirement of any Governmental Authority under any Environmental Laws.

         B.16 Compliance with Laws. Except as specifically disclosed in Schedules B.15 and B.16, for violations or infringements of Environmental Laws, and for violations or infringements that have not had, and may not reasonably be expected to be material to the Glass Machinery Business, the operation by the Sellers of Transferred Assets of the Glass Machinery Business and the operation of the business conducted by the Glass Machinery Share Companies have not violated or infringed, and do not violate or infringe, in any material respect any Applicable Law or any order, writ, injunction or decree of any Governmental Authority.

         B.17 Intellectual Property. With respect to (a) Intellectual Property of each Seller of Transferred Assets that constitutes Transferred Assets and (b) Intellectual Property of a Glass Machinery Share Company (other than Intellectual Property constituting an Excluded Asset), except as specifically disclosed in Schedule B.17:

                  (a) Each Seller of Transferred Assets and each Glass Machinery Share Company owns, free and clear of all Liens other than Permitted Liens, and subject to any licenses granted by the Seller or Glass Machinery Company prior to the Closing Date, each of which is listed in Schedule B.12(a)(i), all right, title and interest in such Intellectual Property and such Intellectual Property, to the extent registered, is unexpired and has not been abandoned;

                  (b) The use of such Intellectual Property by a Seller of Transferred Assets in connection with the operation of the Glass Machinery Business as heretofore conducted or by a Glass Machinery Company in connection with the operation of the Glass Machinery Business or otherwise does not conflict with, infringe upon or violate the intellectual property rights of any other Persons, except to the extent that such conflict, infringement or violation has not been, and cannot reasonably be expected to be, material to the Glass Machinery Business;

                  (c) The operations of the Glass Machinery Business, as presently conducted, do not infringe upon or violate the intellectual property rights of any other Persons, except to the extent that such conflict, infringement or violation has not been, and cannot reasonably be expected to be, material to the Glass Machinery Business;

                  (d) The Sellers of Transferred Assets and the Glass Machinery Share Companies have the right to use all Intellectual Property used by the Glass Machinery Business and necessary for the continued operation of the Glass Machinery Business in substantially the same manner as its operations have heretofore been conducted, except where the failure to have any such Intellectual Property has not been, and could not reasonably be expected to be material to the Glass Machinery Business; and

                  (e) Upon the consummation of the Closing hereunder, (i) Buyer Companies will be vested with all of the Sellers of Transferred Assets' rights, title and interest in, and rights and authority to use in connection with the Glass Machinery Business, all of the Intellectual Property that constitute Transferred Assets and (ii) such Intellectual Property, together with the Intellectual Property owned by the Glass Machinery Share Companies (other than Excluded Assets), and the Intellectual Property licensed to Buyer in accordance with the Trademark Agreement and any other interests in Intellectual Property transferred hereunder will collectively constitute such rights and interests in Intellectual Property which are necessary for the continued operation of the Glass Machinery Business as a whole in substantially the same manner as its operations have heretofore been conducted, except where any inaccuracy of clause
(ii) has not been, and could not reasonably be expected to be, material to the Glass Machinery Business.

                  (f) To the knowledge of Black & Decker (i) such Intellectual Property is valid or enforceable and (ii) except as specifically disclosed in Section (ii) of Schedule B.17, no Person is infringing or violating such Intellectual Property. .

         B.18     Taxes.

                  (a) Each Seller of Transferred Assets, each Glass Machinery Share Company and each Affiliated Group, has exercised reasonable care in the preparation of, and has duly and timely filed, all applicable material Tax Returns with respect to all Taxes required to be filed to the date hereof and, as of the Closing Date will have exercised reasonable care in the preparation of, and will have timely filed, all applicable Tax Returns with respect to Taxes required to have been filed prior to the Closing Date. All Taxes shown on the Tax Returns or pursuant to any declarations or assessments received by a Seller of Transferred Assets or a Glass Machinery Share Company (including estimated Taxes), have been duly and timely paid, and no such Taxes have created a Lien (other than a Permitted Lien) against any of the Transferred Assets or the assets (other than Excluded Assets) of a Glass Machinery Share Company, or impair the ability of a Seller to transfer the Transferred Assets to Buyer Companies free and clear of any Lien (other than a Permitted Lien) in accordance with the terms of this Agreement. All such Tax Returns are true, correct and complete in all material respects. Except for Taxes that are Excluded Liabilities, there exists no Tax deficiency or unpaid Tax assessed by any Governmental Authority against a Seller of Transferred Assets or a Glass Machinery Share Company which is not fully provided for in the respective
Financial Statements. The statement of the Final Net Tangible Asset Amount established in accordance with Section 2.04(a) will include sufficient provisions for all Taxes that are Assumed Liabilities.

                  (b) As of the date of this Agreement, Schedule B.18 contains a list of all states and other jurisdictions where each Seller of Transferred Assets (with respect to Transferred Assets) and each Glass Machinery Share Company (with respect to its assets other than Excluded Assets), have filed Tax Returns during the past three years.

         B.19 Insurance. Schedule B.19 contains a correct and complete list of all material policies of insurance held by (a) any Seller of Transferred Assets that are in effect on the date of this Agreement and that insure the Glass Machinery Business or (b) any Glass Machinery Share Company. None of the insurance carriers listed in Schedule B.19 are related to or affiliated with Black & Decker, other than Shenandoah Insurance, Inc. Black & Decker has not received notice or any other indication from any insurer or agent (other than Shenandoah Insurance, Inc.) of any intent to cancel or not to renew any of the insurance policies listed in Schedule B.19, except for cancellations or failures to renew that will occur as a result of the Closing.

         B.20     Employee Benefit Matters.

                  (a) Except as listed in Schedule B.20 there is no Employee Plan or material Benefit Arrangement which covers Transferred Employees and no collective bargaining agreement covering Transferred Employees.

                  (b) Except as specifically disclosed in Schedule B.20, with respect to the Glass Machinery Business:

                           (i) neither Black & Decker nor any member of its "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code Sections 414(b), (c), (m) or (o)) has ever contributed to or had any liability to a multi-employer plan, as defined in Section 3(37) of ERISA, which could reasonably be expected to be, material to the Glass Machinery Business;

                           (ii) no fiduciary of any funded Employee Plan has engaged in a nonexempt "prohibited transaction" (as that term is defined in Section 4975 of the Code and Section 406 of ERISA) which could subject Buyer to a penalty tax imposed by Section 4975 of the Code;

                           (iii) no Employee Plan has incurred an "accumulated funding deficiency" within the meaning of Section 412 of the Code or similar non-U.S. Applicable Law, whether or not waived;

                           (iv) each Employee Plan and Benefit Arrangement has been established and administered in all material respects in accordance with its terms and in compliance with Applicable Law and all contributions to be made to such plans have been made in accordance with Applicable Law and the regulations of such plans;

                           (v) no Employee Plan subject to Title IV of ERISA has incurred any material liability under such title other than for the payment of premiums to the Pension Benefit Guaranty Corporation ("PBGC"), all of which have been paid when due;

                           (vi) no defined benefit Employee Plan has been terminated; nor have there been any "reportable events" (as that term is defined in Section 4043 of ERISA and the regulations thereunder) which would present a risk that an Employee Plan would be terminated by the PBGC in a distress termination;

                           (vii) each  Employee  Plan  intended to qualify under
         Section 401 of the Code has received a determination letter that it is so qualified and no event has occurred with respect to any such Employee Plan which could cause the loss of such qualification or exemption;

                           (viii) with respect to each Employee Plan listed in Schedule B.20, Black & Decker has made available to Buyer the most recent copy (where applicable) of (1) the plan document; (2) the most recent determination letter; (3) any summary plan description; and (4) Form 5500;

                           (ix) with respect to the Transferred Employees, there are no post-retirement medical or health plans in effect;

                           (x) there are no actions, claims or investigations pending or threatened, against any Employee Plan, Benefit Arrangement, or any administrator, fiduciary or sponsor thereof with respect to the Glass Machinery Business, other than benefit claims arising in the normal course of operation of such Employee Plan or Benefit Arrangement; and

                           (xi) except with respect to the Letter Agreements with Messrs. Siegenthaler and Blatt disclosed under Sections B(f)(9) and (10) of Schedule B.20 and the Severance Agreements disclosed under Sections E(2)(4), E(e)(1), E(f)(2) through (6) and E(h)(6) through (8) of Schedule B.20, no Benefit Arrangement or other agreement or arrangement exists that could result in the payment to any present or former employee of the Glass Machinery Business of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of the Glass Machinery Business as a result of the transaction contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code
         Section 280G.

                  (c) Labor Controversies. The Glass Machinery Units (i) are in substantial compliance in all material respects with all Applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours except for the matters described in schedule B.11, (ii) there is no labor strike, dispute, slowdown or stoppage actually pending or, to Black & Decker's knowledge, threatened against or affecting the Glass Machinery Units, (iii) except that the collective bargaining agreement with the union representing the unionized employees at the Hartford Division has expired and a new collective bargaining agreement has not yet been executed, since 1989 none of the Glass Machinery Units have experienced any material strike, work stoppage or other labor difficulty.

         B.21 Year 2000 Matters. The Glass Machinery Business has implemented Plans (the "Y2K Remediation Plans") to take the actions required to permit the proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) in and following the year 2000 of "Systems" (as herein defined) material to the Glass Machinery Business. The Y2K Remediation Plans (including the testing of all Systems of the Glass Machinery Business and other equipment after implementation of the Y2K Remediation Plans) are designed to and are being implemented in a manner that will prevent impairment in and following the year 2000 of (i) Systems owned, operated, manufactured or repaired by the Glass Machinery Business, and (ii) Systems supplied by others or with which the computer systems of the Glass Machinery Business interface including any System already installed and operating at a customer's site but only to the extent the Glass Machinery Business has an existing or contingent year 2000 liability with respect to such System. The costs that the Glass Machinery Business has not incurred as of the Closing Date for implementation of the Y2K Remediation Plans are either (i) covered by the amount of USD$1,500,000 referred to in paragraph 2 of Attachment V of this Agreement, or (ii) sufficiently provided for in the statement of the Final Net Tangible Asset Amount to be prepared in accordance with section 2.04(a) of the Transaction Agreement. Except for (i) implementation of the Y2K Remediation Plans and (ii) Systems required to provide the services provided to the Glass Machinery Business by Black & Decker and its Affiliates, the Systems of the Glass Machinery Business are and, with ordinary course upgrading and maintenance, will continue to be, sufficient for the conduct of the Glass Machinery Business as currently conducted. "Systems" means computer systems and other equipment containing embedded microchips.

         B.22 Facilities. The facilities and equipment of the Glass Machinery Business are in all material respects in a good state of repair and operating condition for use in the ordinary course of business, normal wear and tear excepted.

         B.23 Product Liability Claims. Except as specifically disclosed in Schedule B.23, since 1989 no law suits, claims, demands or notices of personal injuries have been asserted against any of the Glass Machinery Units Sellers relating to any of the products manufactured and sold by the Glass Machinery Business.

         B.24 Disclosure. The representations and warranties contained in this Exhibit B do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Exhibit B not misleading.

                                                                       EXHIBIT C


                     REPRESENTATIONS AND WARRANTIES OF BUYER


         Buyer hereby represents and warrants to Black & Decker that:

         C.01   Organization   and  Existence.   Buyer  is  a  corporation  duly
incorporated, validly existing and in good standing under the laws of Switzerland and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. As of the Closing Date, each of the Buyer Companies shall be a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and shall have all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as then conducted. As of the Closing Date, each Buyer Company will be duly qualified to do business as a foreign corporation in each jurisdiction where the character of the property owned or leased by it or the nature of its activities (after giving effect to the Contemplated Transactions) make such qualification necessary to carry on its business as now conducted, except for those jurisdictions where failure to be so qualified has not been, and may not reasonably be expected to be material to the Buyer Companies taken as a whole.

         C.02 Corporate Authorization. The execution, delivery and performance by each Buyer Company of the Transaction Documents and the consummation by each Buyer Company of the Contemplated Transactions are within the corporate powers of each Buyer Company and have been (or, prior to the Closing, will have been) duly authorized by all necessary corporate action on the part of each Buyer Company. Each of the Transaction Documents constitutes a legal, valid and binding agreement of each Buyer Company, enforceable against each Buyer Company in accordance with its terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         C.03 Governmental Authorization. Except as set forth on Schedule B.05, the execution, delivery and performance by each Buyer Company of the Transaction Documents requires no action by or in respect of, consents or approvals of, or filings with, any governmental body, agency, official or authority other than compliance with any applicable requirements of the HSR Act.

         C.04 Non-Contravention. The execution, delivery and performance by each Buyer Company of the Transaction Documents do not and will not (i) contravene or conflict with the charter or bylaws of the Buyer Company, (ii) assuming compliance with the matters referred to in Section C.03, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Buyer Company, or (iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Buyer Company or to a loss of any benefit to which the Buyer Company is entitled under any provision of any agreement, contract or other instrument binding upon the Buyer Company or any license, franchise, permit or other similar authorization held by the Buyer Company, except, in the case of clauses (ii) and
(iii), for any such contravention, conflict, violation, default, termination, cancellation, acceleration or loss that could not reasonably be expected to be material to the Buyer Companies taken as a whole.

         C.05 Finders' Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Seller or Buyer (or any of their Affiliates) upon consummation of the Contemplated Transactions.

         C.06 Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Buyer, threatened against or affecting, any Buyer Company before any court or arbitrator or any Governmental Authority that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Contemplated Transactions.

         C.07 Inspections/Investment Intent.

                  (a) Buyer is an informed and sophisticated participant in the Contemplated Transactions, and has engaged expert advisors, experienced in evaluation and purchase of enterprises such as the Glass Machinery Business. Buyer has undertaken an investigation, has been provided with, has evaluated and has relied upon certain documents and information to assist Buyer in making an informed and intelligent decision with respect to the execution of the Transaction Documents. Buyer acknowledges that Seller has made no representation or warranty as to the prospects, financial or otherwise, of the Glass Machinery Business. Buyer agrees that it shall accept the Transferred Assets and the Assumed Liabilities conveyed by the Sellers of Transferred Assets and through its acquisition of the Shares the assets (other than Excluded Assets) and the liabilities (other than Excluded Liabilities) of the Glass Machinery Share Companies as they exist on the Closing Date (subject to the representations and warranties made by Black & Decker in the Transaction Documents) based on Buyer's inspection, examination, determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature, whether in writing, orally or otherwise, made by or on behalf of or imputed to Seller, except as expressly set forth in the Transaction Documents.

                  (b) Buyer is aware that none of the Shares have been registered under the Securities Act of 1933 or any other applicable securities laws. Buyer is an accredited investor within the meaning of Rule 501 of Securities and Exchange Commission Rule D. The Buyer Companies are acquiring the Shares for their own account, for investment purposes only and not with a view to the distribution thereof. Buyer agrees that the Shares will not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1933 or the securities laws of other applicable jurisdictions, except pursuant to valid exemptions from registration under such laws.

         C.08 Financing. Buyer has available to it cash, marketable securities or other investments, or presently available sources of credit, to enable it to consummate the Contemplated Transactions.

                                                                       EXHIBIT D


                     EMPLOYEES AND EMPLOYEE BENEFIT MATTERS


I.       Employees and Employment.

         D.01 General. On the Closing Date, the employment of all Active Employees of the Glass Machinery Business shall (a) be transferred to a Buyer Company in the case of Active Employees of a Seller of Transferred Assets, (b) remain employed by a Glass Machinery Share Company in the case of Active Employees employed by a Glass Machinery Share Company, or (c) be transferred to a Buyer Company in the case of employees listed on Attachment XVI. In any case, the employment of such persons shall be considered continuous employment under Applicable Law. "Active Employee" shall mean any individual who is actively employed by any Seller of Transferred Assets, who is actively employed by any Glass Machinery Share Company, who is listed on Attachment XVI, and any employee of the Glass Machinery Business who is on authorized leave of absence, military service (without restriction) or lay-off with recall rights (without restriction). Where applicable the term "Active Employee" shall include independent contractors. The Active Employees who are employed at any time on or after the Closing Date by a Glass Machinery Share Company, or by any of the Buyer Companies are herein collectively referred to as "Transferred Employees." Except as otherwise expressly contemplated in the Transaction Documents, such employment shall be at the same workplace and on the same terms and conditions as those under which such employees are currently employed (except to the extent that any change is necessary to any stock option plan or other equity-based Employee Plan or Benefit Arrangement to eliminate the use of any equity securities of the employer), and the employment of each Transferred Employee shall be continued by the Buyer Companies for at least the maximum applicable termination notice period to which a Seller of Transferred Assets, a Glass Machinery Share Company or such other employer of such Transferred Employee may be subject under Applicable Law as a result of the Contemplated Transactions. From and after the Closing Date, the Buyer Companies or the Glass Machinery Share Companies shall assume or continue to be bound by, as the case may be, all obligations under any agreements, contracts or Applicable Law relating to the terms and conditions of employment of all Active Employees, except for any severance obligations (other than those disclosed in Schedule B.20) that result solely from the transfer of a Transferred Employee's employment to the Buyer Companies and not from any other change in the terms and conditions of his or her employment. Nothing in this Agreement shall restrict the Buyer Companies from terminating the employment of any Transferred Employee at any time and for any reason, subject to all obligations under any agreements, contracts or Applicable Law relating to the terms and conditions of employment of Active Employees.

         D.02 Severance Plans and Agreements. As of the Closing Date, it is the Buyer's intention to (i) establish or cause to be established severance plans, agreements and arrangements with substantially similar terms and conditions as those provided under the applicable severance agreements, plans or arrangements listed on Schedule B.20, (ii) maintain or cause to be maintained such severance agreements, plans and arrangements for a period of at least one year following the Closing Date, and (iii) pay or cause to be paid any benefits to any Transferred Employees that they may be entitled to receive under such severance agreements, plans or arrangements. In furtherance and not in limitation of the provisions of this Section D.02, as of the Closing Date, Buyer shall assume and discharge the obligations under the individual employee severance agreements listed on Schedule B.20 provided that such employees are Active Employees.

         D.03 Labor Agreements. The Buyer Companies agree to recognize (and to cause the Glass Machinery Share Companies to continue to recognize) the applicable labor unions, collective bargaining representatives, trade unions or work councils representing any employees of the Glass Machinery Business as the exclusive collective bargaining representatives of the Active Employees with respect to wages, hours, fringe benefits and other terms and conditions of employment to the extent so recognized by the current employers of such Active Employees for all such Active Employees who are within the appropriate bargaining unit as determined by Applicable Law. The Buyer Companies shall become successor employers under the applicable labor or collective bargaining agreements and agree to honor the terms of and to assume all obligations under existing collective bargaining agreements in respect of such unionized Active Employees which arise after the Closing Date and all legal obligations arising from such recognition or assumption.

         D.04 Recalled or Rehired Employees. Buyer, for itself, each Buyer Company and each Glass Machinery Share Company, confirms that any employees of the Glass Machinery Business that are laid off or on leave with continuing recall or return rights under applicable agreements, contracts, policies or Applicable Law as of the Closing Date will be recalled or rehired or returned to employment in compliance with any applicable agreements, contracts or Applicable Law and will be accorded the benefits otherwise provided to Transferred Employees by the Buyer Companies and the Glass Machinery Share Companies.

         D.05 Negotiations with Employees or Employee Representatives. If and to the extent that any provisions of this Agreement are or may be subject to negotiation with employees, or applicable labor unions, trade unions or work councils, by policy, contract, collective bargaining agreement or Applicable Law, Black & Decker and its Affiliates and Buyer Companies shall cooperate in good faith in such negotiations.

         D.06 Termination and Plant Closing Notices; WARN. Black & Decker and its Affiliates shall provide any notices to the employees of the Glass Machinery Business that may be required under any Applicable Law, including but not limited to WARN or any similar state or local law, with respect to events that occur up to and including the day prior to the Closing Date. Buyer and its Affiliates shall provide any such notices to Active Employees with respect to events that occur as a result of the Closing, and to Transferred Employees with respect to events that occur on and after the Closing Date. Buyer shall not take any action on or after the Closing that would cause any termination of employees by Black & Decker and its Affiliates or by a Glass Machinery Share Company that occur prior to the Closing Date to constitute a "plant closing" or "mass layoff" under WARN or any similar state or local law, or create any liability to Black & Decker or its Affiliates for employment termination under Applicable Law.

         D.07 Immigration Matters. The Buyer Companies acknowledge that the Contemplated Transactions may trigger certain obligations under the immigration laws of the countries where the Glass Machinery Business operates. Buyer shall comply (and shall cause the Buyer Company and each Glass Machinery Share Company to comply) with all requirements of such immigration laws and agrees to make (or cause to be made) any necessary filings with the appropriate Governmental Authority with regard to the Transferred Employees.

II.      United States Employee Benefit Matters.

         D.08 Salaried Employee Pension Plans.

                  (a) As soon as practicable after the Closing Date, with effect as of the Closing Date, Buyer shall establish a defined benefit plan ("Buyer's U.S. Salaried Pension Plan"). As soon as practicable following the earlier of delivery to Black & Decker by Buyer of a favorable determination letter from the Internal Revenue Service regarding the qualified status of the Buyer's U.S. Salaried Pension Plan, Black & Decker shall cause the transfer from The Black & Decker Pension Plan ("Seller's U.S. Salaried Pension Plan") to the Buyer's U.S. Salaried Pension Plan of assets (in accordance with paragraphs (c) and (d) below) and all liabilities which are attributable to the US Transferred Employees who are participants in the Seller's U.S. Salaried Pension Plan as of the Closing Date. Buyer shall take (or cause to be taken) all action required or appropriate to vest fully all such US Transferred Employees in their entire accrued benefits transferred to the Buyer's U.S. Salaried Pension Plan and, to the extent required under Section 411(d)(6) of the Code, to protect and preserve all benefits, rights and features relating to those accrued benefits transferred from Seller's U.S. Salaried Pension Plan. Benefit accruals in respect of US Transferred Employees under Seller's U.S. Salaried Pension Plan shall cease as of the Closing Date. Black & Decker and Buyer shall make or cause to be made any and all filings and submissions to the appropriate Governmental Authorities, and shall make any necessary plan amendments arising in connection with the transfer of assets and liabilities from Seller's U.S. Salaried Pension Plan to the Buyer's U.S. Salaried Pension Plan. Prior to such transfer of assets and liabilities, Black & Decker shall provide to Buyer a favorable determination letter from the Internal Revenue Service regarding the qualified status of the Seller's U.S. Salaried Plan, as then in effect.

                  (b) It is the Buyer's intention that the Transferred Employees shall be eligible to participate under the Buyer's U.S. Salaried Pension Plan for a period of one year following the Closing Date on the same terms and conditions as provided to the US Transferred Employees under Seller's U.S. Salaried Pension Plan immediately prior to the Closing Date. Service and compensation with Black & Decker or any of its Affiliates prior to the Closing Date which was recognized under Seller's U.S. Salaried Pension Plan shall be recognized for the same purposes under the Buyer's U.S. Salaried Pension Plan.

                  (c) The amount of assets to be transferred from the Seller's U.S. Salaried Pension Plan shall be equal to the Projected Benefit Obligation ("PBO") determined as of the Closing Date in accordance with the Financial Accounting Standards Board Statement 87 ("FAS 87") and which is attributable to the US Transferred Employees who are participants in Seller's U.S. Salaried Pension Plan as of the Closing Date or such larger amount determined under paragraph (d) below (the "Transfer Amount"). Determination of the PBO shall be in accordance with the actuarial assumptions used by the Seller's actuary in preparing the most recent actuarial report for Seller's U.S. Salaried Pension Plan. The above-described calculation of the amount to be transferred from the Seller's U.S. Salaried Pension Plan to the Buyer's U.S. Salaried Pension Plan shall be made by Seller's actuary and reviewed by Buyer's actuary.

                  (d) All assets transferred under this Section D.08 shall be made in cash. The transfer contemplated herein shall comply with all requirements of Sections 414(l) and 401(a)(12) of the Code and in no event shall the Transfer Amount be less than the amount determined pursuant to Section 414(l) of the Code and Treasury Regulation 1.414(l)-1(n) (using assumptions that are reasonable, as determined by Seller's actuary in accordance with Treasury Regulation 1.414(l)-1(b)(5)(ii)) or required by Applicable Law or by any Governmental Authority. Pending completion of the transfers contemplated by this Section D.08, any benefits that are payable to US Transferred Employees under the Seller's U.S. Salaried Pension Plan shall be paid or continue to be paid out of such plan. The Transfer Amount will be adjusted on a pro-rata basis to reflect the actual asset performance of the Seller's U.S. Salaried Pension Plan from the Closing Date to the first day of the month prior to the date of transfer and credited with interest on a daily basis from that date until the date of transfer at an interest rate equivalent to the rate on the 90-day United States Treasury Bills announced for the auction immediately preceding the first day of the month in which the transfer occurs, and adjusted to reflect benefit payments and expenses paid after the Closing Date by the Seller's U.S. Salaried Pension Plan which are related to the obligations being transferred to the Buyer's U.S. Salaried Pension Plan. Pending the completion of such transfers, Black & Decker will cooperate with Buyer with respect to plan administration, disbursement of benefits and other pertinent information.

                  (e) The Buyer's U.S. Salaried Pension Plan and Buyer shall be liable for all benefits with respect to US Transferred Employees accrued under the Seller's U.S. Salaried Pension Plan prior to the Closing Date upon such transfer of assets in accordance with this Section D.08. The Buyer agrees that neither Black & Decker, nor any of its Affiliates nor Seller's U.S. Salaried Pension Plan shall have any further responsibility with respect to the assets and liabilities so transferred.

         D.09 Hourly Paid Employee Pension Plans.

                  (a) As soon as practicable after the Closing Date, with effect as of the Closing Date, Buyer shall establish a defined benefit plan ("Successor U.S. Hourly Pension Plan"). As soon as practicable following the earlier of delivery to Black & Decker by Buyer of a favorable determination letter from the Internal Revenue Service regarding the qualified status of the Successor U.S. Hourly Pension Plan, Black & Decker shall cause the transfer from the Hourly Employees Retirement Plan of Hartford Division, Emhart Industries, Inc. ("Seller's U.S. Hourly Pension Plan") to the Successor U.S. Hourly Pension Plan of assets (in accordance with paragraph (c) and (d) below) and all liabilities which are attributable to the US Transferred Employees who are participants in the Seller's U.S. Hourly Pension Plan as of the Closing Date. Buyer shall take (or cause to be taken) all action required or appropriate, to the extent required under Section 411(d)(6) of the Code, to protect and preserve under the Successor U.S. Hourly Pension Plan all benefits, rights and features relating to those accrued benefits transferred from Seller's U.S. Hourly Pension Plan. Benefit accruals in respect of US Transferred Employees under the Successor U.S. Hourly Pension Plan shall cease as of the Closing Date. Black & Decker and Buyer shall make or cause to be made any and all filings and submissions to the appropriate Governmental Authorities, and shall make any necessary plan amendments arising in connection with the transfer of assets and liabilities from Seller's U.S. Hourly Pension Plan to the Successor U.S. Hourly Pension Plan. Prior to such transfer of assets and liabilities, Black & Decker shall provide to Buyer a favorable determination letter from the Internal Revenue Service regarding the qualified status of the Seller's U.S. Hourly Plan, as then in effect.

                  (b) The US Transferred Employees shall be eligible to participate under the Successor U.S. Hourly Pension Plan in accordance with any applicable collective bargaining agreement and Applicable Law. Service and compensation with Black & Decker or any of its Affiliates prior to the Closing Date which was recognized under Seller's U.S. Hourly Pension Plan shall be recognized for the same purposes under the Successor U.S. Hourly Pension Plan.

                  (c) The amount of assets to be transferred from the Seller's U.S. Hourly Pension Plan shall be equal to the Projected Benefit Obligation ("PBO") determined as of the Closing Date in accordance with the Financial Accounting Standards Board Statement 87 ("FAS 87") but assuming that the unit benefit rate under the plan shall increase at the rate of 4% per year and which is attributable to the US Transferred Employees who are participants in Seller's U.S. Hourly Pension Plan as of the Closing Date or such larger amount determined under paragraph (d) below (the "Transfer Amount"). Determination of the PBO shall be in accordance with the actuarial assumptions used by Seller's actuary in preparing the most recent actuarial report for Seller's U.S. Hourly Pension. The above-described calculation of the amount to be transferred from the Seller's U.S. Hourly Pension Plan to the Successor U.S. Hourly Pension Plan shall be made by Seller's actuary and reviewed by Buyer's actuary.

                  (d) All assets transferred under this Section D.09 shall be made in cash. The transfer contemplated herein shall comply with all requirements of Sections 414(l) and 401(a)(12) of the Code and in no event shall the Transfer Amount be less than the amount determined pursuant to Section 414(l) of the Code and Treasury Regulation 1.414(l)-1(n) (using assumptions that are reasonable, as determined by Seller's actuary in accordance with Treasury Regulation 1.414(l)-1(b)(5)(ii)) or required by Applicable Law or by any Governmental Authority. Pending completion of the transfers contemplated by this Section D.09, any benefits that are payable to US Transferred Employees under the Seller's U.S. Hourly Pension Plan shall be paid or continue to be paid out of such plan. The Transfer Amount will be adjusted on a pro-rata basis to reflect the actual asset performance of the Seller's U.S. Hourly Pension Plan from the Closing Date to the first day of the month prior to the date of transfer and credited with interest on a daily basis from that date until the date of transfer at an interest rate equivalent to the rate on the 90-day United States Treasury Bills announced for the auction immediately preceding the first day of the month in which the transfer occurs, and adjusted to reflect benefit payments and expenses paid after the Closing Date by the Seller's U.S. Hourly Pension Plan which are related to the obligations being transferred to the Successor U.S. Hourly Pension Plan. Pending the completion of such transfers, Black & Decker will cooperate with Buyer with respect to plan administration, disbursement of benefits and other pertinent information.

                  (e) The Successor U.S. Hourly Pension Plan shall be liable for all benefits with respect to US Transferred Employees accrued under the Seller's U.S. Hourly Pension Plan prior to the Closing Date upon the transfer of assets in accordance with this Section D.09. The Buyer agrees that neither Black & Decker, any of its Affiliates nor Seller's U.S. Salaried Pension Plan shall have any further responsibility with respect to the assets and liabilities so transferred.

         D.10 Savings Plans.

                  (a) Black & Decker shall cause the trustee of The Black & Decker Retirement Savings Plan ("Seller's Savings Plan") to transfer as of the transfer date specified below, the full account balances of the US Transferred Employees under Seller's Savings Plan, to the Successor Savings Plan (as hereinafter defined). To the extent permissible under Seller's Savings Plan, such assets shall be transferred to the Successor Savings Plan in cash, except that participant loans shall be transferred in kind. Black & Decker and Buyer shall make or cause to be made any and all filings and submissions to the appropriate Governmental Authorities, and shall make any necessary plan amendments arising in connection with the transfer of assets and liabilities from Seller's Savings Plan to the Successor Savings Plan.

                  (b) As soon as practicable after the Closing Date, Buyer shall establish or designate (or cause to be established or designated) an individual account plan for the benefit of US Transferred Employees (the "Successor Savings Plan"), shall take (or cause to be taken) all necessary action, if any, to qualify the Successor Savings Plan under the applicable provisions of the Code and shall make any and all filings and submissions to the appropriate Governmental Authorities required to be made or its Affiliates in connection with the transfer of assets contemplated hereby. The Successor Savings Plan shall provide that those US Transferred Employees and their beneficiaries covered by Seller's Savings Plan shall receive credit for all service with Black & Decker or any of its Affiliates prior to the Closing Date for all purposes, to the same extent such service is recognized under Seller's Savings Plan immediately prior to the Closing Date and, to the extent of the assets transferred, benefit accruals. Buyer shall take (or cause to be taken) all action required or appropriate to vest fully all such US Transferred Employees in their entire account balances transferred to the Successor Savings Plan and, to the extent required under Section 411(d)(6) of the Code, to protect and preserve all benefits, rights and features relating to those account balances transferred from Seller's Savings Plan. As soon as practicable following the earlier of the delivery to Black & Decker of a favorable determination letter from the Internal Revenue Service regarding the qualified status of the Successor Savings Plan, subject to any withdrawals or distributions made by, to or on behalf of a US Transferred Employee under the terms of the Seller's
Savings Plan prior to the transfer date, to transfer the full account balances of US Transferred Employees under Seller's Savings Plan as of the transfer date to the appropriate trustee designated by the Buyer under the trust agreement forming a part of the Successor Savings Plan; provided, that assets consisting of notes or other instruments evidencing loans made to participating US Transferred Employees shall be transferred in such form to the Successor Savings Plan. Prior to such transfer of assets and liabilities, Black & Decker shall provide to Buyer a favorable determination letter from the Internal Revenue Service regarding the qualified status of the Seller's Savings Plan, as then in effect.

                  (c) Buyer,  effective as of the date of the transfer of assets contemplated by this Section D.10, assumes all of the liabilities and obligations of Black & Decker or any of its Affiliates in respect of the account balances accumulated by US Transferred Employees under Seller's Savings Plan to the extent of the assets transferred, and the Successor Savings Plan assumes all liabilities and obligations of Seller's Savings Plan with respect to all account balances under Seller's Savings Plan of such US Transferred Employees to the extent of the assets transferred. Neither Buyer nor any of its Affiliates shall assume any other obligations or liabilities arising under or attributable to Seller's Savings Plan and neither Black & Decker nor any of its Affiliates shall assume any liabilities or obligations under or attributable to the Successor Savings Plan. Prior to the transfer of assets contemplated by this Section D.10, Buyer and its Affiliates, if consented to by the applicable US Transferred Employee, shall withhold from such US Transferred Employee's pay, loan repayments relating to any outstanding loan to such US Transferred Employee under Seller's Savings Plan and shall promptly forward those withholdings to Seller's Savings Plan.

         D.11 Health and Welfare Plans; Benefit Arrangements.

                  (a) For a period of one year following the Closing Date, Buyer intends to ensure that the US Transferred Employees are provided benefits that are substantially equivalent on an aggregate basis (and "substantially identical" with respect to health benefit coverage for purposes of satisfying
Section 4980B of the Code) to those provided under the Employee Plans and Benefit Arrangements as in effect for those US Transferred Employees immediately prior to the Closing Date (except to the extent that any change is necessary to any stock option plan or other equity-based Benefit Arrangement to eliminate the use of any equity securities of the employer), it being understood and agreed that such benefits provided by Buyer and its Affiliates shall include at a minimum health, medical, dental, life, disability and severance benefits. Each U.S. Transferred Employee shall receive credit for service and compensation with Black & Decker and its Affiliates prior to the Closing Date for all purposes to the same extent that service and compensation are recognized under Employee Plans and Benefit Arrangement immediately prior to the Closing.

                  (b) With respect to any US Transferred Employee (including any beneficiary or dependent thereof), except as expressly set forth herein, Black & Decker and its Affiliates shall retain (i) all liabilities and obligations arising under any group life, accident, medical, dental or disability plan or similar arrangement (whether or not insured) to the extent that such liability or obligation relates to claims incurred (whether or not reported) on or prior to the Closing Date, and (ii) all liabilities and obligations arising under any worker's compensation laws to the extent such liability or obligation relates to the period prior to the Closing Date.

                  (c) Any group health plan, disability plan or other plans established or designated by the Buyer and its Affiliates for the benefit of US Transferred Employees shall not contain any exclusion or limitation with respect to any preexisting condition; provided, however, that buyer need not waive any pre-existing condition which was excluded from coverage under the Seller's plans, to the extent the condition would have been excluded under the Seller's plans after the Closing Date.

                  (d) Except as otherwise expressly provided in this Exhibit D, effective as of the Closing, Buyer shall assume (or cause one of its Affiliates to assume) the liabilities and obligations of Black & Decker and its Affiliates in respect of all US Transferred Employees (and their beneficiaries and dependents) under the Bonus, Stock and Incentive Plans disclosed in Section B(h) of Schedule B.20 and under the Other Employment Benefit Arrangements/ Fringe Benefits disclosed in Section H(h) of Schedule B.20 sponsored or maintained by Black & Decker and its Affiliates at any time prior to the Closing Date (except to the extent that any change is necessary to any stock option plan or other equity-based Benefit Arrangement to eliminate the use of any equity securities of the employer).

         D.12 Post-Retirement Medical and Life Insurance.

                  (a) Black & Decker and its Affiliates shall retain responsibility for providing health, medical, dental, hospitalization, life insurance or similar benefits (including, without limitation, reimbursement for Medicare premiums) to any employee or former employee of the Glass Machinery
Business and their dependents who retires or has retired before the Closing Date. Buyer and its Affiliates shall be responsible for providing any post-retirement medical, life or similar benefits to US Transferred Employees and their dependents.

                  (b) Notwithstanding the provisions of this Exhibit D, including but not limited to the provisions of this Section D.12, Black & Decker and its Affiliates may amend, modify or terminate any plans or arrangements providing post-retirement health, medical, dental, hospitalization, life insurance or similar benefits (including, without limitation, reimbursement for Medicare premiums) to any employee or former employee of the Glass Machinery Business and their dependents, subject in each case to the provisions of Applicable Law.

                  (c) Except as otherwise contemplated by the provisions of this Exhibit D, including but not limited to the provisions of Section D.11, Buyer shall not be obligated by this Agreement to provide post-retirement, health, medical, dental, hospitalization, life insurance or similar benefits (including, without limitation, reimbursement for Medicare premiums), or any particular level of such benefits, to US Transferred Employees.

III.     Other Country Employee Benefit Matters.

         D.13 General. For a period of one year following the Closing Date, Buyer intends to ensure that the Non-US Transferred Employees are provided benefits that are substantially equivalent on an aggregate basis to those provided under the Non-U.S. Benefit Arrangements as in effect for those Non-US Transferred Employees immediately prior to the Closing Date (except to the extent that any change is necessary to any stock option plan or other equity-based Employee Plan or Benefit Arrangement to eliminate the use of any equity securities of the employer), it being understood that each Non-US Transferred Employee shall receive credit for all service and compensation with Black & Decker and its Affiliates prior to the Closing Date for all purposes to the same extent that service and compensation are recognized under the Benefit Arrangements immediately prior to the Closing.

         D.14 Severance/Termination Indemnities. In furtherance and not in limitation of the provisions of Section D.13, for a period of at least one year, Buyer intends to provide (or cause to be provided) severance programs and termination indemnities with the same terms and conditions as those provided by Black & Decker and its Affiliates, or that are otherwise available, to the Non-US Transferred Employees immediately prior to the Closing, including credit for service and compensation with Black & Decker and its Affiliates, and agrees to pay or cause to be paid any benefit to Non-US Transferred Employees to which they may be entitled under any severance programs and/or termination indemnities applicable to either Buyer and its Affiliates or Black & Decker and its Affiliates with respect to events that occur on or after the Closing Date or as a result of the Contemplated Transactions.

         D.15 United Kingdom Pension Plan. In furtherance and not in limitation of the provisions of Section D.13, Black & Decker may elect, on or before the Closing Date, in its discretion, to have the provisions of either Section D.15(a) or D.15(b) be effective as of the Closing Date:

                  (a) If so elected by Black & Decker, the following provisions shall be effective:

                           (i) Black & Decker and its  Affiliates  shall  retain
all liabilities and obligations in respect of benefits accrued by employees of the Glass Machinery Business (including Transferred Employees) as of the Closing Date under the Black & Decker 1995 Pension Scheme ("Seller's U.K. Pension Plan"). Accrued benefits of Non-US Transferred Employees under Seller's U.K. Pension Plan shall be fully vested as of the Closing Date. Benefit accruals in respect of Non-US Transferred Employees under Seller's U.K. Pension Plan shall cease as of the Closing Date. No assets of Seller's U.K. Pension Plan shall be transferred to Buyer or any of its Affiliates or to any employee benefit plan of Buyer or any of its Affiliates and Buyer shall procure that no employee benefit or pension plan of Buyer or any of its Affiliates, whether designated in accordance with (ii) or otherwise, shall accept a transfer from the Seller's U.K. Pension Plan.

                           (ii)  Prior to or as soon as  practicable  after  the
Closing Date, Buyer shall designate or establish a pension plan for the benefit of Non-US Transferred Employees who were participants in Seller's U.K. Pension Plan ("Buyer's U.K. Pension Plan"). Buyer's U.K. Pension Plan shall cover all such Non-US Transferred Employees each of whom shall be eligible to participate therein for at least one year following the Closing Date. Buyer's U.K. Pension Plan shall be a retirement benefit scheme which is, or is capable of being, an exempt approved scheme (as defined under the Income and Corporation Taxes Act
1988). Buyer's U.K. Pension Plan shall provide benefits which are at least broadly comparable in value to those provided to such Non-US Transferred Employees under the Seller's U.K. Pension Plan immediately prior to the Closing Date, but, for the avoidance of doubt, such benefits may be provided on a defined benefit or defined contribution basis.

                  (b) If so elected by Black & Decker, the following provisions shall be effective, in lieu of the provisions of Section D.15(a):

                           (i) Accrued benefits of Non-US Transferred  Employees
under the Black & Decker 1995 Pension Scheme ("Seller's U.K. Pension Plan") shall be fully vested as of the Closing Date. Benefit accruals in respect of Non-US Transferred Employees under Seller's U.K. Pension Plan shall cease as of the Closing Date. Prior to or as soon as practicable after the Closing Date, with effect as of the Closing Date, Buyer shall establish a pension plan ("Buyer's U.K. Pension Plan") for the benefit of Non-US Transferred Employees who were participants in Seller's U.K. Pension Plan. Buyer's U.K. Pension Plan shall cover all such Non-US Transferred Employees each of whom shall be eligible to participate therein for at least one year following the Closing Date on the same terms and conditions as provided to such Non-US Transferred Employees under Seller's U.K. Pension Plan immediately prior to the Closing Date. Buyer's U.K. Pension Plan shall be a retirement benefit scheme which is, or is capable of being, an exempt approved scheme (as defined under the Income and Corporation Taxes Act 1988). Service and compensation with Black & Decker or any of its Affiliates prior to the Closing Date which was recognized under Seller's U.K. Pension Plan shall be recognized for the same purposes under the Buyer's U.K. Pension Plan.

                           (ii) As soon as  practicable  following  the Approval
Date or the issuance of indemnities satisfactory to Black & Decker, Black & Decker in its sole discretion shall cause the transfer from Seller's U.K. Pension Plan to the Buyer's U.K. Pension Plan of assets (in accordance with paragraphs (iii) and (iv) below) and all liabilities which are attributable to the Non-US Transferred Employees (other than Non-Transfer Employees as described in Section D.15(b)(iii)) who are participants in the Seller's U.K. Pension Plan as of the Closing Date. For the purposes of this Section D.15(b), "Approval Date" shall mean the date on which the Buyer shall deliver to Black & Decker copies of the Buyer's U.K. Pension Plan, governmental approval or determination letter and other documents verifying that all of the following have occurred with respect to the Buyer's U.K. Pension Plan: (A) that the plan has been established; (B) that the plan has obtained the approvals by all Governmental Authorities which are necessary to obtain any regulatory or fiscal regime; (C) that the approval of the transfer by all Governmental Authorities, trustees or managers of the plan has been obtained to the extent the approval is required by law; and (D) that all notices relating to the transfer and required by law to be given by the plan, the employer sponsoring the plan or any trustee or other fiduciary of the plan to any Governmental Authority, employee or beneficiary or collective bargaining representative, have been given.

                           (iii) The amount of assets to be transferred from the
Seller's U.K. Pension Plan shall be equal to the Projected Benefit Obligation ("PBO") determined as of the Closing Date in accordance with the Financial Accounting Standards Board Statement 87 ("FAS 87") and which is attributable to the Non-US Transferred Employees (excluding Non-Transfer Employees) who are participants in Seller's U.K. Pension Plan as of the Closing Date or such larger amount as may be required to be transferred by the plan trustees or Applicable Law (the "Transfer Amount"). Determination of the PBO shall be in accordance with the actuarial assumptions used by the Seller's actuary for the determination of the 1998 FAS 87 expense for Seller's U.K. Pension Plan. The above-described calculation of the amount to be transferred from the Seller's U.K. Pension Plan to the Buyer's U.K. Pension Plan shall be made by Seller's actuary and reviewed by Buyer's actuary. For the purposes of this Section D.15(b), "Non-Transfer Employees" means those Transferred Employees (including the beneficiaries of a deceased employee) whose accrued benefits in the Seller's U.K. Pension Plan are not transferred pursuant to this Agreement to the Buyer's U.K. Pension Plan by reason of the election or determination by any such Transferred Employee, the requirements of any law, or the terms of the Seller's U.K. Pension Plan.

                           (iv)  All  assets   transferred  under  this  Section
D.15(b) shall be made in cash. The transfer contemplated herein shall comply with all requirements of Applicable Law. Pending completion of the transfers contemplated by this Section D.15(b), any benefits that are payable to Non-US Transferred Employees under the Seller's U.K. Pension Plan shall be paid or continue to be paid out of such plan. The Transfer Amount will be adjusted on a pro-rata basis to reflect the actual asset performance of the Seller's U.K. Pension Plan from the Closing Date to the first day of the month prior to the date of transfer and credited with interest from that date until the date of transfer at the rate of 5% per year, and adjusted to reflect benefit payments and expenses paid or incurred after the Closing Date by the Seller's U.K. Pension Plan which are related to the obligations being transferred to the Buyer's U.K. Pension Plan. Pending the completion of such transfers, Black & Decker will cooperate with Buyer with respect to plan administration, disbursement of benefits and other pertinent information.

                           (v) The Buyer's U.K.  Pension Plan and Buyer shall be
liable for all benefits with respect to Non-US Transferred Employees (other than Non-Transfer Employees) accrued under the Seller's U.K. Pension Plan prior to the Closing Date upon the transfer of assets in accordance with this Section D.15(b). The Buyer agrees that neither Black & Decker, nor any of its Affiliates nor Seller's U.K. Pension Plan shall have any further responsibility with respect to the assets and liabilities so transferred.

         D.16 German Retirement Plans. In furtherance and not in limitation of the provisions of Section D.13:

                  (a) As of the Closing Date, Black & Decker shall transfer or cause to be transferred and Buyer shall assume or cause to be assumed the benefit obligations of all participants, their beneficiaries and dependents (including, without limitation, terminated vested participants and retirees) under the Emhart Glass/Emhart Deutschland GmbH/Versorgungsordnung fur unsere Mitargeiter ("Seller's German Pension Plan"). As soon as administratively practicable after the Closing Date, Black & Decker and Buyer shall make or cause to be made any and all filings and submissions to the appropriate Governmental Authorities required to be made by it in connection with the transfer of benefit obligations contemplated hereby. The participants and their beneficiaries covered by Seller's German Pension Plan shall receive credit for all service and compensation with Black & Decker or any of its Affiliates prior to the Closing Date for all purposes, to the same extent such service and compensation are recognized under Seller's German Pension Plan.

                  (b) Effective as of the Closing, Buyer and its Affiliates shall assume all of the liabilities and obligations of Black & Decker or any of its Affiliates in respect of the benefit obligations of all participants and their beneficiaries under Seller's German Pension Plan. Neither Black & Decker nor any of its Affiliates shall assume any liabilities or obligations under or attributable to the Seller's German Pension Plan on and after the Closing Date.

         D.17  Japanese  Benefit   Arrangements.   In  furtherance  and  not  in
limitation of the provisions of Section D.13:

                  (a) As of the Closing Date, Black & Decker shall transfer (or cause to be transferred) and Buyer shall assume (or cause to be assumed) the benefit obligations of all participants, their beneficiaries and dependents (including, without limitation, terminated vested participants and retirees) under any Benefit Arrangements for employees of the Glass Machinery Business employed by Nippon POP Rivets, K.K. and its predecessors ("Seller's Japanese Plans"). Black & Decker and Buyer shall make (or cause to be made) any and all filings and submissions to the appropriate Governmental Authorities and obtain approvals for the transfer to and assumption by Buyer of any insurance contracts that may be required or appropriate to be made by it in connection with the transfer of benefit obligations and insurance contracts contemplated hereby. The participants and their beneficiaries covered by Seller's Japanese Plans shall receive credit for all service and compensation with Black & Decker or any of its Affiliates prior to the Closing Date for all purposes, to the same extent such service and compensation are recognized under Seller's Japanese Plans.

                  (b) Effective as of the Closing Date, Buyer and its Affiliates shall assume all of the liabilities and obligations of Black & Decker or any of its Affiliates in respect of the benefit obligations of Non-US Transferred Employees and their beneficiaries under Seller's Japanese Plans and any insurance contract related thereto. Neither Black & Decker nor any of its Affiliates shall assume or retain any liabilities or obligations under or attributable to the Seller's Japanese Plan on and after the Closing Date.

         D.18 Swiss Pension Plan. In furtherance and not in limitation of the provisions of Section D.13:

                  (a) As of the Closing Date, Black & Decker shall transfer (or cause to be transferred) and the Buyer shall assume (or cause to be assumed) the sponsorship of the Emhart Glass AG pension plan ("Seller's Swiss Pension Plan"). As soon as administratively practicable after the Closing Date, Black & Decker and Buyer shall make (or cause to be made) any and all filings and submissions to the appropriate Governmental Authorities and make any necessary plan or trust amendments arising in connection with the transfer of the Seller's Swiss Pension Plan from Black & Decker and its Affiliates to Buyer and its Affiliates. The participants and their beneficiaries covered by Seller's Swiss Pension Plan shall receive credit for all service and compensation with Black & Decker and its Affiliates prior to the Closing Date for all purposes, to the same extent such service and compensation are recognized under the Seller's Swiss Pension Plan.

                  (b) Effective as of the Closing, Buyer and its Affiliates shall assume or cause to be assumed all of the liabilities and obligations of Black & Decker and any of its Affiliates in respect of the benefit obligations of all participants and their beneficiaries under Seller's Swiss Pension Plan and in respect of the assets thereof. Neither Black & Decker nor any of its Affiliates shall retain any liabilities or obligations under or attributable to the Seller's Swiss Pension Plan or the assets thereof regardless of whether such liabilities or obligations accrued before or after the Closing.

         D.19 Swedish Benefit Arrangements. In furtherance and not in limitation of the provisions of Section D.13:

                  (a) As of the Closing Date, Black & Decker shall transfer (or cause to be transferred) and Buyer shall assume (or cause to be assumed) the benefit obligations of all participants (including without limitation, terminated vested employees and retirees), their beneficiaries and dependents under any Benefit Arrangement maintained for employees of Emhart Sweden AB or any of its Subsidiaries. Notwithstanding anything to the contrary in this Agreement, it is understood and agreed that, prior to the Closing Date, Black & Decker may insure part or all of the benefit liabilities attributable to the employees of Emhart Sweden AB or any of its Subsidiaries as Black & Decker shall determine in its discretion. Buyer shall make (or cause to be made) any and all filings and submissions to any appropriate organization, institution or Governmental Authority, including but not limited to Forsakringsbolaget Pensions Garanti, Omsesidigt (Pension Guaranty, Mutual Insurance Company). Buyer acknowledges that any surety bond issued by Black & Decker in connection with any Benefit Arrangements of Emhart Sweden AB or any of its Subsidiaries is a Financial Support Arrangement subject to the provisions of Section 6.03(d), 6.03(e) and 6.03(f) of the Transaction Agreement.

                  (b) Effective as of the Closing, Buyer and its Affiliates shall assume all liabilities and obligations of Black & Decker or any of its Affiliates in respect of any Benefit Arrangements maintained by Emhart Sweden AB. Neither Black & Decker nor any of its Affiliates shall assume any liabilities or obligations under or attributable to any Benefit Arrangement maintained by Emhart Sweden AB on and after the Closing Date.

         D.20. Singapore Benefit Arrangements. In furtherance and not in limitation of the provisions of Section D.13:

                  (a) As of the Closing Date, Black & Decker shall transfer (or cause to be transferred) and Buyer shall assume (or cause to be assumed) the benefit obligations of all participants, their beneficiaries and dependents (including without limitation, terminated vested employees and retirees) under all Benefit Arrangements by Black & Decker Asia Pacific that benefit employees of the Glass Machinery Business. Black & Decker and Buyer shall make (or cause to be made) any and all filings and submissions to the appropriate Governmental Authorities required to be made in connection with the transfer of benefit obligations contemplated hereby. The participants and their beneficiaries covered by Benefit Arrangements of Black & Decker Asia Pacific shall receive credit for all service and compensation with Black & Decker or any of its Affiliates prior to the Closing Date for all purposes to the same extent such service and compensation are recognized under any Benefit Arrangement maintained by Black & Decker Asia Pacific.

                  (b) Effective as of the Closing Date, Buyer and its Affiliates shall assume all of the liabilities and obligations of Black & Decker or any of its Affiliates in respect of the benefit obligations under any Benefit Arrangement maintained by Black & Decker Asia Pacific. Neither Black & Decker nor any of its Affiliates shall assume any liabilities or obligations under or attributable to any Benefit Arrangement maintained by Black & Decker Asia Pacific on and after the Closing Date.

         D.21. Italian Benefit Arrangements In furtherance and not in limitation of the provisions of Section D.13:

                  (a) As of the Closing Date, Black & Decker shall transfer (or cause to be transferred) and Buyer shall assume (or cause to be assumed) the benefit obligations of all participants, their beneficiaries and dependents (including terminated employees, retirees, their beneficiaries and dependents) under Benefit Arrangements maintained by Emhart S.r.l. Black & Decker and Buyer shall make (or cause to be made) any and all filings and submissions to the appropriate Governmental Authorities required to be made in connection with the transfer of benefit obligations contemplated hereby. The participants, their beneficiaries and dependents covered by any Benefit Arrangement maintained by Emhart S.r.l. shall receive credit for all service and compensation with Black & Decker or any of its Affiliates prior to the Closing Date for all purposes to the same extent such service and compensation are recognized under the Benefit Arrangements maintained by Emhart S.r.l.

                  (b) Effective as of the Closing, Buyer and its Affiliates shall assume all of the liabilities and obligations of Black & Decker or any of its Affiliates in respect of the benefit obligations of any participants, their beneficiaries and dependents under the Benefit Arrangements maintained by Emhart S.r.l. Neither Black & Decker nor any of its Affiliates shall retain any liabilities or obligations under or attributable to the Benefit Arrangements maintained by Emhart S.r.l on and after the Closing Date.

VII.     General.

         D.22 No Third Party Beneficiaries. No provision of this Exhibit D or any other provision in the Transaction Documents shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of Black & Decker or of any of its Affiliates in respect of continued employment (or resumption of employment) with Black & Decker or Buyer, or any of their Affiliates, and no provision of this Exhibit D shall create any such rights in any such individuals in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or Benefit Arrangement, or any plan or arrangement which may be established by Buyer or any of its Affiliates. Subject to Applicable Law, unless otherwise provided herein, no provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate, either before or after Closing, any such Employee Plan or Benefit Arrangement of Black & Decker or any of its Affiliates.

         D.23 Indemnification by Buyer. Effective as of the Closing, Buyer hereby indemnifies Black & Decker and its Affiliates and their respective directors, officers, employees and agents against, and agrees to hold them harmless from, any and all Damages arising out of or pertaining to (i) the termination of employment of, hiring of or failure or refusal to hire, any Active Employee of the Glass Machinery Business on or after the Closing; (ii) any modification of the pay, benefits or any other terms and conditions of employment of any Transferred Employee on or after the Closing; and (iii) any breach of any covenants or agreements of the Buyer contained in this Exhibit D.

         D.24 Actuarial Calculations. Except as otherwise required by Applicable Law, the amount of the pension obligations to be determined under this Exhibit D shall be made using the same assumptions and procedures used in calculating the PBO liability in determining the Final Net Tangible Asset Amount in accordance with Attachment XVIII.